Exhibit (a)(1)(A)

VICOR CORPORATION

OFFER TO EXCHANGE

CERTAIN OUTSTANDING OPTIONS

FOR REPLACEMENT OPTIONS

THIS OFFER AND WITHDRAWAL RIGHTS EXPIRE

AT 9:00 P.M. EASTERN TIME ON JUNE 17, 2013

UNLESS THIS OFFER IS EXTENDED

Vicor Corporation, which is sometimes referred to herein as the “Company,” “Vicor,” “our,” “us,” or “we” is offering eligible employees and members of our Board of Directors (“Directors”) the opportunity to exchange certain outstanding options to purchase shares of our common stock, par value $0.01 per share (the “Common Stock”) granted under the Vicor Corporation Amended and Restated 2000 Stock Option and Incentive Plan, as amended (the “2000 Plan”), for new, replacement options to purchase an equal number of shares of our Common Stock (“Replacement Options”) to be granted under the 2000 Plan (the “Option Exchange”). We will grant the Replacement Options on the date we cancel the options accepted for exchange, which we expect will be the expiration date of the Option Exchange (the “Offer Expiration Date”). We are making this offer (“Offer”) upon the terms and subject to the conditions set forth in this Offer to Exchange Certain Outstanding Options for Replacement Options (this “Offer to Exchange”) and in the related Terms of Election (the “Terms of Election” and, together with this Offer to Exchange, as they may be amended from time to time, the “Offer Documents”).

Eligible Options. All outstanding options under the 2000 Plan granted prior to January 1, 2013, whether or not vested, are eligible for the Option Exchange (“Eligible Options”). Eligible Options include those options with time-based vesting provisions (“Time-Based Eligible Options”) and those options with performance-based vesting provisions tied to the achievement of certain quarterly revenue targets by the Company’s Brick Business Unit (“Performance-Based Eligible Options”). Options for the purchase of shares of common stock of our subsidiaries, VI Chip Corporation and Picor Corporation, are not eligible for the Option Exchange. Options outstanding on the date this Offer commences but expiring pursuant to their terms prior to the Offer Expiration Date will be forfeited as of their expiration dates (unless earlier exercised) and will not be eligible for exchange in the Option Exchange.

The outstanding options you hold under the 2000 Plan give you the right to purchase our Common Stock once you exercise those options by paying the applicable exercise price. Eligible Options that were granted to a given Eligible Participant on the same Grant Date, with the same exercise price, and subject to the same vesting schedule constitute a single “grant” for the purposes of this Offer, regardless of how many underlying shares of Common Stock are subject to the grant. For example, if you were granted Eligible Options to purchase 1,000 shares of our Common Stock subject to equal annual vesting over five years following the Grant Date, this constitutes a single option “grant,” rather than 1,000 individual option grants.

Eligible Participants. You are eligible to participate in the Option Exchange (an “Eligible Participant”) only if (i) you are an employee or Director of the Company or any of our subsidiaries on the date this Offer commences, (ii) remain an employee or Director of the Company or any of our subsidiaries through the Offer Expiration Date, and (iii) hold at least one Eligible Option as of the commencement of the Offer. Patrizio Vinciarelli, our Chief Executive Officer, President, Chairman of the Board, and majority stockholder, does not hold any Eligible Options and is, therefore, not an Eligible Participant.

Replacement Options. All Eligible Options we accept pursuant to the Option Exchange will be cancelled on the Offer Expiration Date, currently scheduled for 9:00 p.m. Eastern Time on June 17, 2013, and Eligible Options tendered for exchange will no longer be exercisable after that time. We expect to grant the Replacement Options on the Offer Expiration Date. The terms of the Replacement Options will depend, to some extent, on whether those Replacement Options are granted in exchange for Time-Based Eligible Options or Performance-Based Eligible Options, as follows:

•

One-for-One Exchange. Eligible Options you tender for exchange will be exchanged, on a one-for-one basis, for the grant of Replacement Options for the same number of shares of Common Stock as were subject to the Eligible Options.

Eligible Options that were granted to a given Eligible Participant on the same Grant Date, with the same exercise price, and subject to the same vesting schedule constitute a single “grant” for the purposes of this Offer, regardless of how many underlying shares of Common Stock are subject to the grant. For example, if you were granted Eligible Options to purchase 1,000 shares of our Common Stock subject to equal annual vesting over five years following the Grant Date, this constitutes a single option “grant,” rather than 1,000 individual option grants.

Accordingly, if you, for example, tender for exchange Eligible Options associated with one grant to purchase 1,000 shares of our Common Stock, you will receive the grant of Replacement Options to purchase 1,000 shares of our Common Stock. Alternatively, if you tender multiple Eligible Options associated with multiple grants that, in total, represent the right to purchase 2,000 shares of our Common Stock, you will receive one grant of Replacement Options to purchase 2,000 shares of our Common Stock.

•

New Vesting Schedules. Replacement Options you receive will vest in equal annual installments over five years following the Offer Expiration Date, subject to your continued employment or service with Vicor or one of our subsidiaries through each applicable vesting date or your earlier Retirement, consistent with the provisions of the 2000 Plan.

•	New 10-Year Term. Replacement Options will expire 10 years from the Offer Expiration Date.

•

New Exercise Price. Replacement Options will be issued under the 2000 Plan and will have Exercise Prices (i.e., the price at which a share of our Common Stock may be purchased upon exercise of the Replacement Options) determined as follows:

A.	Time-Based Eligible Options. Replacement Options granted in exchange for Time-Based Eligible Options will have an Exercise Price equal to 120% of the last reported sale price per share of our Common Stock on the NASDAQ Global Select Market (“NASDAQ”) on the Offer Expiration Date.

B.	Performance-Based Eligible Options. Replacement Options granted in exchange for Performance-Based Eligible Options will have Exercise Prices determined as follows:

i.	Replacement Options vesting on or prior to the first anniversary of the Offer Expiration Date will have an Exercise Price equal to 120% of the last reported sale price per share of our Common Stock on the NASDAQ on the Offer Expiration Date;

ii.	Replacement Options vesting after the first anniversary of the Offer Expiration Date but on or prior to the second anniversary of the Offer Expiration Date will have an Exercise Price equal to 140% of the last reported sale price per share of our Common Stock on the NASDAQ on the Offer Expiration Date;

iii.	Replacement Options vesting after the second anniversary of the Offer Expiration Date but on or prior to the third anniversary of the Offer Expiration Date will have an Exercise Price equal to 160% of the last reported sale price per share of our Common Stock on the NASDAQ on the Offer Expiration Date;

iv.	Replacement Options vesting after the third anniversary of the Offer Expiration Date but on or prior to the fourth anniversary of the Offer Expiration Date will have an Exercise Price equal to 180% of the last reported sale price per share of our Common Stock on the NASDAQ on the Offer Expiration Date; and

v.	Replacement Options vesting after the fourth anniversary of the Offer Expiration Date will have an Exercise Price equal to 200% of the last reported sale price per share of our Common Stock on the NASDAQ on the Offer Expiration Date.

For example, if you tender for exchange Performance-Based Eligible Options for 1,000 shares of our Common Stock, you will receive a grant of Replacement Options for 1,000 shares of our Common Stock. The Replacement Options would vest, subject to your continued employment or service with Vicor or one of our subsidiaries through each applicable vesting date or your earlier Retirement, and give you the right to exercise such Replacement Options for 200 underlying shares of Common Stock on each of the first through fifth anniversaries of the Offer Expiration Date. Accordingly, the Replacement Options would be exercisable for 200 underlying shares of Common Stock that vest on the first anniversary of the Offer Expiration Date at an Exercise Price equal to 120% of the last reported sale price per share of our Common Stock on the NASDAQ on the Offer Expiration Date; the Replacement Options would be exercisable for 200 underlying shares of Common Stock that vest on the second anniversary of the Offer Expiration Date at an Exercise Price equal to 140% of the last reported sale price per share of our Common Stock on the NASDAQ on the Offer Expiration Date; the Replacement Options would be exercisable for 200 underlying shares of Common Stock that vest on the third anniversary of the Offer Expiration Date at an Exercise Price equal to 160% of the last reported sale price per share of our Common Stock on the NASDAQ on the Offer Expiration Date; the Replacement Options would be exercisable for 200 underlying shares of Common Stock that vest on the fourth anniversary of the Offer Expiration Date at an Exercise Price equal to 180% of the last reported sale price per share of our Common Stock on the NASDAQ on the Offer Expiration Date; and the Replacement Options would be exercisable for 200 underlying shares of Common Stock that vest on the fifth anniversary of the Offer Expiration Date at an Exercise Price equal to 200% of the last reported sale price per share of our Common Stock on the NASDAQ on the Offer Expiration Date.

•

Other Terms Governed by the 2000 Plan. The terms and conditions of the Replacement Options will, other than the terms discussed above and except as noted in the Offer to Exchange, have terms and conditions substantially similar to the surrendered Eligible Options and will be governed by the existing provisions of the 2000 Plan and the applicable form of Replacement Option Award Agreement. There will be one form of Replacement Option Award Agreement applicable to Replacement Options issued in exchange for Time-Based Eligible Options and another form of Replacement Option Award Agreement applicable to Replacement Options issued in exchange for Performance-Based Eligible Options, which are attached hereto as Schedules C and D, respectively.

Although our Board of Directors has approved this Offer, neither the Company, our Board of Directors, nor our executive officers make any recommendation as to whether you should elect to exchange or refrain from electing to exchange your Eligible Options. You must make your own decision regarding whether to elect to exchange your Eligible Options.

This Offer is not conditioned upon a minimum aggregate number of Eligible Options being tendered for exchange. This Offer is subject to certain conditions we describe in Section 6 of the Offer to Exchange and the terms described in the Offer Documents. Participation in the Option Exchange is completely voluntary. Eligible Participants will be permitted to exchange Eligible Options for Replacement Options on a grant-by-grant basis, subject to the terms set forth below.

Shares of our Common Stock are listed on the NASDAQ under the symbol “VICR.” On May 15, 2013, the closing NASDAQ price of a share of our Common Stock was $5.58 per share. We recommend you obtain current market quotations for our Common Stock before deciding whether to elect to exchange your Eligible Options.

IMPORTANT

If you wish to participate in the Option Exchange, you must complete, sign and return the Election Form delivered to you with the Offer Documents such that it is received by James A. Simms, Chief Financial Officer of the Company, before 9:00 p.m. Eastern Time on June 17, 2013 (or such later time and date as may apply if the Offer is extended). Election Forms received after this deadline will not be accepted. In order to submit your Election Form to participate in this Offer, you will be required to acknowledge your agreement to all of the terms and conditions of the Offer as set forth in the Offer Documents, including, without limitation, the Terms of Election attached to the Election Form as Exhibit A. The Election Form may be submitted to Mr. Simms by facsimile to (978) 749-3439, email to option.plan.administrator@vicr.com, or hand delivery; provided, however, you must allow for delivery time based on the method of submission you choose to ensure Mr. Simms receives your Election Form by the deadline. Election Forms submitted by any other means, including interoffice mail and United States Mail (or other postal service) are not permitted and will not be accepted by us.

You should submit questions about this Offer and requests for additional copies of the Offer to Exchange and the other Offer Documents by emailing option.plan.administrator@vicr.com or calling Mr. Simms, at (978) 470-2900 (9:00 a.m. to 5:00 p.m. Eastern Time, Monday through Friday).

We are not making this Offer to, nor will we accept any election to exchange options from or on behalf of, option holders in any jurisdiction in which this Offer or the acceptance of any election to exchange options would not be in compliance with the laws of that jurisdiction. However, we may, at our discretion, take any actions necessary or desirable for us to make this Offer to option holders in any such jurisdiction.

THIS OFFER TO EXCHANGE HAS NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE OR FOREIGN SECURITIES COMMISSION, NOR HAS THE SEC OR ANY STATE OR FOREIGN SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THIS OFFER OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

VICOR HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE OR REFRAIN FROM ELECTING TO EXCHANGE YOUR ELIGIBLE OPTIONS PURSUANT TO THIS OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR OTHER INFORMATION TO WHICH WE HAVE REFERRED YOU. VICOR HAS NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED TERMS OF ELECTION. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY VICOR.

NOTHING IN THIS DOCUMENT SHALL BE CONSTRUED TO GIVE ANY PERSON THE RIGHT TO REMAIN IN THE EMPLOY OR SERVICE OF VICOR OR TO AFFECT OUR RIGHT TO TERMINATE THE EMPLOYMENT OR SERVICE OF ANY PERSON AT ANY TIME WITH OR WITHOUT CAUSE TO THE EXTENT PERMITTED UNDER LAW. NOTHING IN THIS DOCUMENT SHOULD BE CONSIDERED A CONTRACT OR GUARANTEE OF WAGES OR COMPENSATION.

VICOR RESERVES THE RIGHT TO AMEND OR TERMINATE THE 2000 PLAN AT ANY TIME, AND NEITHER THE GRANT OF AN OPTION UNDER THE 2000 PLAN NOR THIS OFFER IN ANY WAY OBLIGATES VICOR TO GRANT ADDITIONAL OPTIONS OR OFFER FURTHER OPPORTUNITIES TO PARTICIPATE IN ANY OPTION EXCHANGE IN ANY FUTURE YEAR. THE GRANT OF AN OPTION UNDER THE 2000 PLAN AND ANY FUTURE OPTIONS GRANTED UNDER THE 2000 PLAN OR IN RELATION TO THIS OFFER IS WHOLLY DISCRETIONARY IN NATURE AND IS NOT TO BE CONSIDERED PART OF ANY NORMAL OR EXPECTED COMPENSATION THAT IS OR WOULD BE SUBJECT TO SEVERANCE, RESIGNATION, REDUNDANCY, TERMINATION OR SIMILAR PAY, OTHER THAN TO THE EXTENT REQUIRED BY LOCAL LAW.

OFFER TO EXCHANGE

TABLE OF CONTENTS

SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS	6
RISK FACTORS	20
THIS OFFER	22
1. Eligibility; Number of Options; Offer Expiration Date.	22
2. Purpose of this Offer.	23
3. Procedures for Electing to Exchange Options.	24
4. Withdrawal Rights.	26
5. Acceptance of Options for Exchange; Grant of Replacement Options.	27
6. Conditions of this Offer.	28
7. Price Range of Common Stock Underlying the Options; Dividends.	29
8. Source and Amount of Consideration; Terms of Replacement Options.	30
9. Information Concerning Vicor.	36
10. Interests of Directors, Officers and Affiliates; Transactions and Arrangements Concerning our Securities.	37
11. Status of Eligible Options Acquired by Us in this Offer; Accounting Consequences of this Offer.	41
12. Agreements; Legal Matters; Regulatory Approvals.	41
13. Material U.S. Federal Income Tax Consequences.	42
14. Extension of Offer; Termination; Amendment.	43
15. Fees and Expenses.	43
16. Additional Information.	43
17. Miscellaneous.	44

Schedule A: Summary of Tax and Legal Issues for Non-U.S. Employees

Schedule B: Vicor Corporation Amended and Restated 2000 Stock Option and Incentive Plan, as amended

Schedule C: Form of Replacement Option Award Agreement for Replacement Options Issued in exchange for Time-Based Eligible Options

Schedule D: Form of Replacement Option Award Agreement for Replacement Options Issued in exchange for Performance-Based Eligible Options

SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS

The following are answers to some of the questions that you may have about this Offer. We urge you to read carefully the following questions and answers, as well as the remainder of the Offer to Exchange. Where applicable, we have included section references to the remainder of the Offer to Exchange where you can find a more complete description of the topics in this question and answer summary. Because each of you is in a different financial and tax situation, we suggest you consult with your personal financial and tax advisors before deciding whether to participate in the Option Exchange. Please review this summary term sheet and questions and answers, and the remainder of the Offer to Exchange and the Terms of Election to ensure you are making an informed decision regarding your participation in the Option Exchange.

For your ease of use, the questions have been separated into four sections:

I.	GLOSSARY OF TERMS

II.	QUESTIONS ABOUT THE STRUCTURE OF THE OPTION EXCHANGE

III.	QUESTIONS ABOUT THE ADMINISTRATION AND TIMING OF THE OPTION EXCHANGE

IV.	OTHER IMPORTANT QUESTIONS

I.	GLOSSARY OF TERMS

Election Form:	The form that will be delivered to you along with the Offer Documents pursuant to which you may elect to participate in the Option Exchange.

If you wish to participate in the Option Exchange, you must complete, sign and return the Election Form such that it is received by James A. Simms, Chief Financial Officer of the Company, before 9:00 p.m. Eastern Time on June 17, 2013 (or such later time and date as may apply if the Offer is extended). Election Forms received after this deadline will not be accepted. In order to submit your Election Form to participate in this Offer, you will be required to acknowledge your agreement to all of the terms and conditions of the Offer as set forth in the Offer Documents, including, without limitation, the Terms of Election attached to the Election Form as Exhibit A. The Election Form may be submitted to Mr. Simms by facsimile to (978) 749-3439, email to option.plan.administrator@vicr.com, or hand delivery; provided, however, you must allow for delivery time based on the method of submission you choose to ensure Mr. Simms receives your Election Form by the deadline. Election Forms submitted by any other means, including interoffice mail and United States Mail (or other postal service) are not permitted and will not be accepted by us.

Eligible Options:	All outstanding options under the 2000 Plan granted prior to January 1, 2013, whether or not vested, are eligible for the Option Exchange. Eligible Options include Time-Based Eligible Options and Performance-Based Eligible Options. Options for the purchase of shares of common stock of our subsidiaries, VI Chip Corporation and Picor Corporation, are not eligible for the Option Exchange. Options outstanding on the date this Offer commences but expiring pursuant to their terms prior to the Offer Expiration Date will be forfeited (unless earlier exercised) as of their expiration dates and will not be eligible for exchange in the Option Exchange.

The outstanding options you hold under the 2000 Plan give you the right to purchase our Common Stock once you exercise those options by paying the applicable exercise price.

Eligible Participants:	You are eligible to participate in the Option Exchange only if (i) you are an employee or Director of the Company or any of our subsidiaries on the date this Offer commences, (ii) remain an employee or Director of the Company or any of our subsidiaries through the Offer Expiration Date, and (iii) hold at least one Eligible Option as of the commencement of the Offer.

Exercise:	Exercising stock options is the process of purchasing the underlying shares of Vicor Common Stock at the fixed exercise price specified in the stock option grant agreement.

Exercise Price:	The fixed price at which shares of Common Stock underlying Replacement Options may be purchased upon exercise of such Replacement Options, regardless of the current market price of shares of our Common Stock.

The exercise price of an option may also be referred to as the “strike price” of such option.

Grant Date:	The date on which a stock option is awarded.

Offer Documents:	The Offer Documents include this Offer to Exchange and the Terms of Election.

Offer Expiration Date:	The expiration date of this Offer, currently scheduled for 9:00 p.m. Eastern Time on June 17, 2013. On the Offer Expiration Date, we will cancel the Eligible Options accepted for exchange and we will grant the Replacement Options under the 2000 Plan. We expect that the Grant Date of the Replacement Options will be the same date as the Offer Expiration Date.

Performance-Based Eligible Options:	Eligible Options subject to performance-based vesting tied to the achievement of certain quarterly revenue targets by the Company’s Brick Business Unit. All Performance-Based Eligible Options were granted on August 27, 2010, with an exercise price of $13.73, and an expiration of August 27, 2020. As of May 15, 2013, the Brick Business Unit had not met the first revenue target, and, accordingly, no Performance-Based Eligible Options had vested.

Replacement Options:	Stock options to be granted under the 2000 Plan in exchange for Eligible Options surrendered in the Option Exchange.

Replacement Option Award Agreement:	The agreement setting forth the terms of your Replacement Options, including, the number of shares of Common Stock for which the Replacement Options may be exercised, vesting schedules for such Replacement Options, the Exercise Prices of the Replacement Options, and instructions regarding exercise of the Replacement Options.

There will be one form of Replacement Option Award Agreement applicable to Replacement Options issued in exchange for Time-Based Eligible Options and another form of Replacement Option Award Agreement applicable to Replacement Options issued in exchange for Performance-Based Eligible Options, which are attached hereto as Schedules C and D, respectively

We utilize the E*TRADE Securities unit of E-Trade Financial Corporation (“E*TRADE”) for administration and transaction processing of all stock options granted under the 2000 Plan and each Eligible Participant has a transactional account established in his or her name, at no charge to the Eligible Participant, with E*TRADE. Accordingly, Replacement Options, if and when issued, will be reflected in your E*TRADE transactional account as being subject to the terms and conditions of the applicable form of Replacement Option Award Agreement, and no physical Replacement Option Award Agreement(s) will be provided to you. Your execution and delivery of the Election Form will constitute acceptance of your Replacement Options, if and when issued, and your agreement that such Replacement Options will be subject to the terms and conditions set forth in the applicable form of Replacement Option Award Agreement, without any further action required by you.

The terms of all Replacement Options will be as set forth in this Offer to Exchange and will be subject to the provisions of the 2000 Plan.

Retirement:	You will be deemed by the Administrator to have retired from Vicor or our subsidiaries if: (i) you voluntarily terminate your employment with Vicor or a subsidiary, (ii) you have been a full-time employee of Vicor or a subsidiary for at least five years prior to the date of such termination, (iii) you do not obtain any full-time employment or consulting engagement following such termination, and (iv) you do not obtain any part-time employment or consulting engagement following such termination that, in the sole discretion of the Administrator, is competitive with the business of Vicor or its subsidiaries.

In the event that the termination of your employment with Vicor or a subsidiary is deemed a Retirement, your Replacement Options will continue to vest and be exercisable as though you continued to be an employee of Vicor or a subsidiary through the 10 year term of such Replacement Options.

Surrender:	In the context of the Option Exchange, to “surrender” your Eligible Options means giving up your rights to those Eligible Options in exchange for Replacement Options with a new Exercise Price, a new vesting schedule, and a 10 year term to expiration.

Tender:	To “tender” your Eligible Options means you have agreed to surrender your Eligible Options in exchange for Replacement Options on the terms and subject to the conditions set forth in this Offer to Exchange. At the conclusion of the Offer, subject to the satisfaction of the conditions of the Offer, we intend to accept for exchange all Eligible Options we determine have been properly tendered. This Offer is not conditioned upon a minimum aggregate number of Eligible Options being tendered for exchange.

Time-Based Eligible Options:	Eligible Options subject to vesting based on the passage of time. Most commonly, these Eligible Options were awarded to new employees when they joined the Company or a subsidiary and were awarded annually to Directors as a component of compensation for their service.

Vesting:	When your stock options become exercisable, they are referred to as being “vested.” Replacement Options will vest in equal annual installments over the five years following the Offer Expiration Date, subject to your continued employment or service with Vicor or one of our subsidiaries through each applicable vesting date or your earlier Retirement.

Withdrawal Form:	The form that will be delivered to you along with the Offer Documents pursuant to which you may elect to withdraw your participation in the Option Exchange.

You can withdraw a previously made election any time during the Offer period by completing, signing, and returning the Withdrawal Form delivered to you with the Offer Documents such that it is received by Mr. Simms before 9:00 p.m. Eastern Time on the Offer Expiration Date. The Withdrawal Form may be submitted to Mr. Simms by facsimile to (978) 749-3439, email to option.plan.administrator@vicr.com, or hand delivery; provided, however, you must allow for delivery time based on the method of submission you choose to ensure Mr. Simms receives your Withdrawal Form by the deadline. Withdrawal Forms submitted by any other means, including interoffice mail and United States Mail (or other postal service) are not permitted and will not be accepted by us.

II.	QUESTIONS ABOUT THE OPTION EXCHANGE

1.	What is the Option Exchange?

The Option Exchange is a one-time offer by Vicor to allow Eligible Participants to exchange voluntarily their Eligible Options (whether vested or unvested), on a one-for-one basis, for the grant of new stock options with a potentially lower Exercise Price and new terms, which we refer to as Replacement Options. Eligible Options you tender for exchange will be exchanged, on a one-for-one basis, for new Replacement Options to purchase the same number of shares of Common Stock as were subject to the Eligible Options.

Eligible Options that were granted to a given Eligible Participant on the same Grant Date, with the same exercise price, and subject to the same vesting schedule constitute a single “grant” for the purposes of this Offer, regardless of how many underlying shares of Common Stock are subject to the grant. For example, if you were granted Eligible Options to purchase 1,000 shares of our Common Stock subject to equal annual vesting over five years following the Grant Date, this constitutes a single option “grant,” rather than 1,000 individual option grants.

Accordingly, if, for example, you tender for exchange Eligible Options associated with one grant to purchase 1,000 shares of our Common Stock, you will receive the grant of Replacement Options to purchase 1,000 shares of our Common Stock. Alternatively, if you tender multiple Eligible Options associated with multiple grants that, in total, represent the right to purchase 2,000 shares of our Common Stock, you will receive one grant of Replacement Options to purchase 2,000 shares of our Common Stock.

All Replacement Options granted in exchange for Eligible Options will (i) vest in equal annual installments over five years following the Offer Expiration Date, subject to your continued employment or service with Vicor or one of our subsidiaries through each applicable vesting date or your earlier Retirement, (ii) be exercisable within 10 years from the Grant Date of the Replacement Options, which is expected to be the Offer Expiration Date, (iii) in the case of Replacement Options issued in exchange for Time-Based Eligible Options, have an Exercise Price equal to 120% of the last reported sale price per share of our Common Stock on the NASDAQ on the Offer Expiration Date, and (iv) in the case of Replacement Options issued in exchange for Performance-Based Eligible Options, have Exercise Prices between 120% and 200% of the last reported sale price per share of our Common Stock on the NASDAQ on the Offer Expiration Date (see Question 6).

Eligible Options represent a current or potential future right to purchase shares of our Common Stock at a fixed, predetermined price, Exercise Price. As of May 15, 2013, approximately 91% of all Vicor outstanding stock options, of which options to purchase 1,678,155 shares of Common Stock are Eligible Options, had exercise prices in excess of the last reported sale price per share of our Common Stock on the NASDAQ on that date. On May 15, 2013, the last reported sale price per share of our Common Stock on the NASDAQ was $5.58.

The Offer expires at 9:00 p.m. Eastern Time on June 17, 2013, unless the Offer is extended, and Election Forms to participate in the Option Exchange must be received prior to such expiration (see Question 26).

Subject to the conditions set forth in this Offer to Exchange, if your Eligible Options are properly tendered for exchange and accepted by us, on the Offer Expiration Date we will cancel your Eligible Options and grant you Replacement Options. The Replacement Options will have the terms outlined in the Questions below.

You should read and carefully consider all of the information in this Offer to Exchange, including the section entitled “Risk Factors” beginning on page 20, before making a decision to participate in the Option Exchange.

2.	Why are we making this Offer?

We have experienced a significant decline in the price of a share of our Common Stock, and this price remains at a relatively low level compared to its historical price levels. As a result, many of our outstanding stock options have exercise prices significantly above the recent trading prices of our Common Stock and are no longer effective as incentives to retain and motivate our key contributors. We believe many holders of these options perceive these options have little or no value. In addition, although these options are not likely to be exercised as long as our stock price is lower than the applicable exercise price, they continue to be accounted for in our financial records, with the potential to dilute stockholders’ interests for up to the full term of the options, unless they are surrendered or cancelled, while delivering little or no retentive or incentive value to the Company.

The objective of our equity incentive programs has been, and continues to be, to link the personal interests of equity incentive plan participants to those of our stockholders, and we believe the Option Exchange is an important component in our efforts to achieve that goal.

The Option Exchange is voluntary and will allow Eligible Participants to choose whether to keep all or a portion of their existing Eligible Options, on a grant-by-grant basis, at existing exercise prices and vesting schedules or to exchange all or a portion of those Eligible Options, on a grant-by-grant basis, for Replacement Options with new Exercise Prices and vesting schedules.

We intend the Option Exchange to enable Eligible Participants to recognize potentially greater value from the Replacement Options than might be possible with their Eligible Options, but this cannot be guaranteed considering the unpredictability of the stock market generally and the market price of shares of our Common Stock, Vicor’s future financial performance, and the new vesting schedule associated with the Replacement Options. (See Section 2 of the Offer to Exchange, entitled “Purpose of this Offer” for additional information.)

3.	Which options are eligible for the Option Exchange?

All outstanding options under the 2000 Plan granted prior to January 1, 2013, whether or not vested, are eligible for the Option Exchange. Eligible Options include Time-Based Eligible Options and Performance-Based Eligible Options. Options for the purchase of shares of common stock of our subsidiaries, VI Chip Corporation and Picor Corporation, are not eligible for the Option Exchange. Options outstanding on the date this Offer commences but expiring pursuant to their terms prior to the Offer Expiration Date will be forfeited (unless earlier exercised) as of their expiration dates and will not be eligible for exchange in the Option Exchange.

4.	Who is eligible to participate in the Option Exchange?

You are an Eligible Participant and eligible to participate in the Option Exchange only if you:

•

are an employee or Director of Vicor or any of our subsidiaries on the date of commencement of this Offer and remain an employee or Director of Vicor or any of our subsidiaries through the Offer Expiration Date; and

•	hold at least one Eligible Option on the date of commencement of this Offer.

Patrizio Vinciarelli, our Chief Executive Officer, President, Chairman of the Board, and majority stockholder, does not hold any Eligible Options and is, therefore, not an Eligible Participant.

5.	How many Replacement Options will I receive?

Eligible Options you tender for exchange will be exchanged, on a one-for-one basis, for Replacement Options to purchase the same number of shares of Common Stock as were subject to the Eligible Options. For example, if you tender for exchange Eligible Options associated with one grant to purchase 1,000 shares of our Common Stock, you will receive the grant of Replacement Options to purchase 1,000 shares of our Common Stock. Alternatively, if you tender multiple Eligible Options associated with multiple grants that, in total, represent the right to purchase 2,000 shares of our Common Stock, you will receive one grant of Replacement Options to purchase 2,000 shares of our Common Stock.

6.	What will be my Replacement Option Exercise Price?

Replacement Options will be granted under the 2000 Plan and will have Exercise Prices determined, as follows, based on whether the Eligible Options to be exchanged are Time-Based Eligible Options or Performance-Based Eligible Options:

A.	Time-Based Eligible Options. Replacement Options granted in exchange for Time-Based Eligible Options will have an Exercise Price equal to 120% of the last reported sale price per share of our Common Stock on the NASDAQ on the Offer Expiration Date.

B.	Performance-Based Eligible Options. Replacement Options granted in exchange for Performance-Based Eligible Options will have Exercise Prices determined as follows:

a.	Replacement Options vesting on or prior to the first anniversary of the Offer Expiration Date will have an Exercise Price equal to 120% of the last reported sale price per share of our Common Stock on the NASDAQ on the Offer Expiration Date;

b.	Replacement Options vesting after the first anniversary of the Offer Expiration Date but on or prior to the second anniversary of the Offer Expiration Date will have an Exercise Price equal to 140% of the last reported sale price per share of our Common Stock on the NASDAQ on the Offer Expiration Date;

c.	Replacement Options vesting after the second anniversary of the Offer Expiration Date but on or prior to the third anniversary of the Offer Expiration Date will have an Exercise Price equal to 160% of the last reported sale price per share of our Common Stock on the NASDAQ on the Offer Expiration Date;

d.	Replacement Options vesting after the third anniversary of the Offer Expiration Date but on or prior to the fourth anniversary of the Offer Expiration Date will have an Exercise Price equal to 180% of the last reported sale price per share of our Common Stock on the NASDAQ on the Offer Expiration Date; and

e.	Replacement Options vesting after the fourth anniversary of the Offer Expiration Date will have an Exercise Price equal to 200% of the last reported sale price per share of our Common Stock on the NASDAQ on the Offer Expiration Date.

For example, if you tender for exchange Performance-Based Eligible Options for 1,000 shares of our Common Stock, you will receive a grant of Replacement Options for 1,000 shares of our Common Stock. The Replacement Options would vest, subject to your continued employment or service with Vicor or one of our subsidiaries, or if you have Retired, through each applicable vesting date and give you the right to exercise such Replacement Options for 200 underlying shares of Common Stock on each of the first through fifth anniversaries of the Offer Expiration Date. Accordingly, the Replacement Options would be exercisable for 200 underlying shares of Common Stock that vest on the first anniversary of the Offer Expiration Date at an Exercise Price equal to 120% of the last reported sale price per share of our Common Stock on the NASDAQ on the Offer Expiration Date; the Replacement Options would be exercisable for 200 underlying shares of Common Stock that vest on the second anniversary of the Offer Expiration Date at an Exercise Price equal to 140% of the last reported sale price per share of our Common Stock on the NASDAQ on the Offer Expiration Date; the Replacement Options would be exercisable for 200 underlying shares of Common Stock that vest on the third anniversary of the Offer Expiration Date at an Exercise Price equal to 160% of the last reported sale price per share of our Common Stock on the NASDAQ on the Offer Expiration Date; the Replacement Options would be exercisable for 200 underlying shares of Common Stock that vest on the fourth anniversary of the Offer Expiration Date at an Exercise Price equal to 180% of the last reported sale price per share of our Common Stock on the NASDAQ on the Offer Expiration Date; and the Replacement Options would be exercisable for 200 underlying shares of Common Stock that vest on the fifth anniversary of the Offer Expiration Date at an Exercise Price equal to 200% of the last reported sale price per share of our Common Stock on the NASDAQ on the Offer Expiration Date.

7.	When may I exercise Replacement Options?

You may exercise Replacement Options once vested. Replacement Options will vest in equal annual installments over the five years following the Offer Expiration Date, subject to your continued employment or service with Vicor or one of our subsidiaries, or if you have Retired, through each applicable vesting date.

Replacement Options will have a new 10 year term measured from the Offer Expiration Date, unless otherwise prohibited under local law, subject to earlier expiration of the option following termination of your employment or service with Vicor or any of our subsidiaries.

Replacement Options are subject to the terms and conditions as provided for in the 2000 Plan and the applicable form of Replacement Option Award Agreement and may be forfeited if not vested at time of termination of employment or service. (See Section 8 of the Offer to Exchange, entitled “Source and Amount of Consideration; Terms of Replacement Options” for additional information.)

8.	When will the Replacement Options expire?

Replacement Options will have a new 10 year term measured from the Grant Date, which is expected to be the Offer Expiration Date, unless otherwise prohibited under local law, subject to earlier expiration of the Replacement Options following termination of your employment or service with Vicor or any of our subsidiaries. (See Section 8 of the Offer to Exchange, entitled “Source and Amount of Consideration; Terms of Replacement Options” for additional information.)

9.	What will be the other terms and conditions of my Replacement Options?

Other than the Exercise Price, vesting schedule, and expiration date, and except as noted in the Offer to Exchange, Replacement Options will have terms and conditions substantially similar to the surrendered Eligible Options. The Replacement Options will be governed by the provisions of the 2000 Plan and the applicable form of Replacement Option Award Agreement, with the new Exercise Price, vesting schedule, and expiration date set forth therein. Copies of the 2000 Plan, the form of Replacement Option Award Agreement applicable to Replacement Options issued in exchange for Time-Based Eligible Options, and the form of Replacement Option Award Agreement applicable to Replacement Options issued in exchange for Performance-Based Eligible Options are attached hereto as Schedules B, C, and D, respectively. Information regarding our 2000 Plan may also be found in the Registration Statements on Form S-8 and related prospectuses prepared by us in connection with the 2000 Plan. You are encouraged to consult these documents for complete information about the terms of the Replacement Options. Copies of the 2000 Plan, the related prospectuses, and the applicable form of Replacement Option Award Agreement are also available upon request by emailing option.plan.administrator@vicr.com or calling James A. Simms, Chief Financial Officer of the Company, at (978) 470-2900. Copies of these documents will be provided promptly at our expense.

We utilize E*TRADE for administration and transaction processing of all stock options granted under the 2000 Plan and each Eligible Participant has a transactional account established in his or her name, at no charge to the Eligible Participant, with E*TRADE. Accordingly, Replacement Options, if and when issued, will be reflected in your E*TRADE transactional account as being subject to the terms and conditions of the applicable form of Replacement Option Award Agreement, and no physical Replacement Option Award Agreement(s) will be provided to you. Your execution and delivery of the Election Form will constitute acceptance of your Replacement Options, if and when issued, and your agreement that such Replacement Options will be subject to the terms and conditions set forth in the applicable form of Replacement Option Award Agreement, without any further action required by you.

10.	Why is Vicor not granting additional options, leaving the existing options in place?

Because a large number of our outstanding stock options have an exercise price significantly above the recent trading prices of our Common Stock, granting additional options would further increase the total number of options outstanding and further dilute stockholder interests. In addition, granting additional options without cancelling any previously granted options would increase our non-cash operating expenses because we would need to record the full compensation expense associated with the additional options and any remaining unrecognized compensation expense related to existing options, thereby reducing our income.

11.	Can I exchange the remaining portion of an Eligible Option grant that I have already partially exercised?

Yes, the unexercised portion of an Eligible Option grant can be exchanged. If you have previously exercised a portion of an Eligible Option grant, only the portion of that option grant not yet exercised will be eligible to be exchanged.

For example, if you were previously awarded a grant of options to purchase 1,000 shares of our Common Stock and previously exercised those options for 250 shares of our Common Stock, you would hold Eligible Options as to the 750 shares of Common Stock for which you did not previously exercise those options, and you would be issued Replacement Options for 750 shares of Common Stock if you chose to exchange those Eligible Options in the Option Exchange.

12.	Can I select which of my Eligible Options to exchange?

Yes, but only on a grant-by-grant basis. Eligible Options that were granted to a given Eligible Participant on the same Grant Date, with the same exercise price, and subject to the same vesting schedule constitute a single “grant” for the purposes of this Offer, regardless of how many underlying shares of Common Stock are subject to the grant. For example, if you were granted Eligible Options to purchase 1,000 shares of our Common Stock and subject to equal annual vesting over five years following the Grant Date, this constitutes a single option “grant,” rather than 1,000 individual option grants.

Accordingly, when we state that Eligible Participants will be permitted to exchange Eligible Options for Replacement Options on a grant-by-grant basis, that means you can elect to exchange each grant of Eligible Options grant either in full (other than to the extent such Eligible Options have been previously exercised) or not at all. For example, if you hold Eligible Options for 1,000 shares of our Common Stock that you have not previously exercised in whole or in part, you may exchange those Eligible Options for Replacement Options to purchase 1,000 shares of Common Stock, but you may not exchange part of that grant of Eligible Options (e.g. with respect to 500 underlying shares of Common Stock) for Replacement Options to purchase 500 shares of Common Stock and retain the Eligible Options with respect to the other 500 shares of Common Stock.

13.	Can I exchange both vested and unvested Eligible Options?

Yes. You can exchange Eligible Options on a grant-by-grant basis, whether or not they are vested. All Replacement Options, however, will have a new vesting schedule regardless of whether the surrendered option was fully or partially vested (i.e., if you tender for exchange either vested or unvested Eligible Options, you will receive unvested Replacement Options).

14.	Can Vicor withdraw the Offer?

Under certain circumstances, we may withdraw (i.e., terminate) the Offer. (See Section 1 of the Offer to Exchange, entitled “Eligibility; Number of Options; Offer Expiration Date,” Section 2 of the Offer to Exchange, entitled “Purpose of this Offer,” Section 6 of the Offer to Exchange, entitled “Conditions of this Offer” and “Risk Factors” below for additional information). In the event we withdraw the Offer, all Eligible Options tendered will automatically be withdrawn from the Option Exchange without any action by you and will not be cancelled or exchanged for Replacement Options. Instead, all such Eligible Options will retain their existing exercise prices, vesting schedules, and expiration dates.

15.	What if my employment or service with Vicor is terminated before the Offer Expiration Date?

If you are no longer employed by, or are a Director of, Vicor or any of our subsidiaries, whether voluntarily, involuntarily or for any other reason before the Offer Expiration Date, you will not be able to participate in the Option Exchange.

ACCORDINGLY, IF YOU ARE NOT AN ELIGIBLE EMPLOYEE OR DIRECTOR OF VICOR OR ANY OF OUR SUBSIDIARIES AS DESCRIBED HEREIN ON THE OFFER EXPIRATION DATE, EVEN IF YOU HAD ELECTED TO PARTICIPATE IN THE OPTION EXCHANGE AND HAD TENDERED SOME OR ALL OF YOUR ELIGIBLE OPTIONS FOR EXCHANGE, YOUR TENDER WILL AUTOMATICALLY BE DEEMED WITHDRAWN AND YOU WILL NOT PARTICIPATE IN THE OPTION EXCHANGE, AND YOU WILL RETAIN YOUR OUTSTANDING OPTION(S) IN ACCORDANCE WITH THEIR CURRENT TERMS AND CONDITIONS. IN THE CASE OF A TERMINATION OF YOUR EMPLOYMENT OR SERVICE (OTHER THAN AS A RESULT OF YOUR RETIREMENT), YOU MAY BE ENTITLED TO EXERCISE YOUR OUTSTANDING OPTION(S) FOR A PERIOD OF 90 CALENDAR DAYS (IF YOUR TERMINATION WAS AT YOUR ELECTION OR AS A RESULT OF YOUR DEATH OR DISABILITY) OR 30 CALENDAR DAYS (IF YOUR TERMINATION WAS AT THE COMPANY’S ELECTION), IN EACH CASE FOLLOWING THE TERMINATION OF EMPLOYMENT OR SERVICE IN ACCORDANCE WITH THEIR TERMS TO THE EXTENT THAT THEY ARE VESTED AS OF SUCH TERMINATION OF EMPLOYMENT OR SERVICE. (See Section 1 of the Offer to Exchange, entitled “Eligibility; Number of Options; Offer Expiration Date” and Section 5 of the Offer to Exchange, entitled “Acceptance of Options for Exchange; Grant of Replacement Options” for additional information.)

16.	What if my employment or service is terminated after the Replacement Options are granted?

If your employment by, or service as a Director of, Vicor or one of our subsidiaries is terminated for any reason (other than your Retirement) after the Replacement Option has been granted, your rights in all Replacement Options shall automatically terminate upon your termination of employment or service, except as provided in the 2000 Plan, your Replacement Option Award Agreement, or as determined by the administrator of the 2000 Plan (the “Administrator”). In the absence of any such exception, you will forfeit the right to exercise the Replacement Options for any underlying shares of Common Stock that are unvested at the date of your termination, and any vested Replacement Options may be exercised during (i) a period of 90 calendar days following your termination of employment or service, if your termination was at your election or as a result of your death or disability and (ii) a period of 30 calendar days following your termination of employment or service, if your termination was at the Company’s election. See Section 8 of the Offer to Exchange, entitled “Source and Amount of Consideration; Terms of Replacement Options” for additional information.)

THE GRANT OF REPLACEMENT OPTIONS SHALL NOT BE CONSTRUED TO GIVE ANY PERSON THE RIGHT TO REMAIN IN THE EMPLOY OR SERVICE OF VICOR OR TO AFFECT OUR RIGHT TO TERMINATE THE EMPLOYMENT OR SERVICE OF ANY PERSON AT ANY TIME WITH OR WITHOUT CAUSE TO THE EXTENT PERMITTED UNDER LAW. NOTHING IN THIS DOCUMENT SHOULD BE CONSIDERED A CONTRACT OR GUARANTEE OF WAGES OR COMPENSATION.

17.	If I participate, what will happen to my exchanged options?

Eligible Options you elect to tender for exchange will be cancelled on June 17, 2013, unless this Offer is extended, in which case such options will be cancelled on the Offer Expiration Date, as extended.

18.	What happens to Eligible Options I choose not to exchange or that Vicor does not accept for exchange?

Eligible Options you choose not to exchange or that Vicor does not accept for exchange will remain outstanding and will retain their existing exercise prices, vesting schedules, and expiration dates.

19.	Will my Replacement Options be incentive stock options or non-qualified stock options?

Eligible Options will be exchanged for Replacement Options characterized as a non-qualified stock option (a “Non-Qualified Stock Option”) for purposes of the Internal Revenue Code of 1986, as amended (the “Code”). None of the Eligible Options are incentive stock options (an “Incentive Stock Option”) for the purposes of the Code. (See Section 8 of the Offer to Exchange, entitled “Source and Amount of Consideration; Terms of Replacement Options” and Section 13 of the Offer to Exchange, entitled “Material U.S. Federal Income Tax Consequences” for additional information.)

20.	What happens if some of my Eligible Options are subject to a domestic relations order, or comparable legal document, as the result of the end of a marriage?

Any portion of an Eligible Option grant subject to a binding domestic relations order (or comparable legal document as the result of the end of a marriage) that has been delivered to Vicor, and that is beneficially owned by a person who is not an Eligible Participant (e.g., an Eligible Participant’s ex-spouse), is not eligible to be exchanged in the Option Exchange (even if legal title to that portion of the stock option grant is held by an Eligible Participant). In this circumstance, only the portion of an Eligible Option grant that is beneficially owned by an Eligible Participant may be exchanged.

21.	Can I tender Eligible Options that have been transferred to another person or a trust?

Only options held by an Eligible Participant qualify as Eligible Options. If your Eligible Options have been transferred to a trust, and you have full authority to tender the transferred Eligible Options (for example, as a trustee or custodian), we will consider these options held by you, and thus you may elect to tender these transferred Eligible Options. If you elect to tender any transferred Eligible Options, you will be representing to us that you have full authority to tender these transferred Eligible Options. If you do not have full authority to tender transferred options, then you may not tender those options.

22.	What are the conditions to this Offer?

This Offer is subject to a number of conditions including the conditions described in Section 6. This Offer is not conditioned upon a minimum aggregate number of Eligible Options being tendered for exchange nor upon the last reported sale price per share of our Common Stock on the NASDAQ on the Offer Expiration Date falling within any specific range. (See Section 6 of the Offer to Exchange, entitled “Conditions of this Offer” for additional information.)

III.	QUESTIONS ABOUT THE ADMINISTRATION AND TIMING OF THE OPTION EXCHANGE

23.	How do I participate in the Option Exchange?

If you wish to participate in the Option Exchange, you must complete, sign and return the Election Form delivered to you with the Offer Documents such that it is received by James A. Simms, Chief Financial Officer, of the Company before 9:00 p.m. Eastern Time on June 17, 2013 (or such later time and date as may apply if the Offer is extended). Election Forms received after this deadline will not be accepted. In order to submit your Election Form to participate in this Offer, you will be required to acknowledge your agreement to all of the terms and conditions of the Offer as set forth in the Offer Documents, including, without limitation, the Terms of Election attached to the Election Form as Exhibit A. The Election Form may be submitted to Mr. Simms by facsimile to (978) 749-3439, email to option.plan.administrator@vicr.com, or hand delivery; provided, however, you must allow for delivery time based on the method of submission you choose to ensure Mr. Simms receives your Election Form by the deadline. Election Forms submitted by any other means, including interoffice mail and United States Mail (or other postal service) are not permitted and will not be accepted by us.

You can withdraw a previously made election any time during the Offer period by completing, signing, and returning the Withdrawal Form delivered to you with the Offer Documents such that it is received by Mr. Simms before 9:00 p.m. Eastern Time on the Offer Expiration Date. The Withdrawal Form may be submitted to Mr. Simms by facsimile to (978) 749-3439, email to option.plan.administrator@vicr.com, or hand delivery; provided, however, you must allow for delivery time based on the method of submission you choose to ensure Mr. Simms receives your Withdrawal Form by the deadline. Withdrawal Forms submitted by any other means, including interoffice mail and United States Mail (or other postal service) are not permitted and will not be accepted by us.

Once your Election Form and/or Withdrawal Form is received by Mr. Simms, we intend to confirm the receipt of your election and/or any withdrawal by email, or, if you do not have a corporate email address, to send a confirmation via U.S. Mail, within 48 hours of receipt. If you do not receive a confirmation, it is your responsibility to confirm that Vicor has received your Election Form and/or any Withdrawal Form.

IT IS YOUR RESPONSIBILITY TO ALLOW SUFFICIENT TIME TO ENSURE TIMELY SUBMISSION OF YOUR ELECTION FORM AND/OR WITHDRAWAL FORM. ONLY ELECTIONS AND WITHDRAWALS RECEIVED BY VICOR BY 9:00 P.M. EASTERN TIME ON THE OFFER EXPIRATION DATE WILL BE ACCEPTED. IF YOUR ELECTION IS NOT RECEIVED BY THIS DEADLINE, YOU WILL BE DEEMED TO HAVE REJECTED THE OFFER, AND YOU WILL NOT BE ABLE TO PARTICIPATE IN THE OPTION EXCHANGE, AND ALL OPTIONS CURRENTLY HELD BY YOU WILL RETAIN THEIR WILL RETAIN THEIR EXISTING EXERCISE PRICES, VESTING SCHEDULES, AND EXPIRATION DATES.

We utilize E*TRADE for administration and transaction processing of all stock options granted under the 2000 Plan and each Eligible Participant has a transactional account established in his or her name, at no charge to the Eligible Participant, with E*TRADE. Accordingly, Replacement Options, if and when issued, will be reflected in your E*TRADE transactional account as being subject to the terms and conditions of the applicable form of Replacement Option Award Agreement, and no physical Replacement Option Award Agreement(s) will be provided to you. Your execution and delivery of the Election Form will constitute acceptance of your Replacement Options, if and when issued, and your agreement that such Replacement Options will be subject to the terms and conditions set forth in the applicable form of Replacement Option Award Agreement, without any further action required by you.

24.	Can I submit my election by mail?

No. If you wish to participate in the Option Exchange, you must submit your Election Form by facsimile to (978) 749-3439, email to option.plan.administrator@vicr.com, or by hand delivery to Mr. Simms.

25.	How do I find out the details about my existing options?

Information on your Eligible Options will be provided to you with the Offer Documents. Additional copies of such information may be requested by emailing option.plan.administrator@vicr.com or calling Mr. Simms, at (978) 470-2900 (9:00 a.m. to 5:00 p.m. Eastern Time, Monday through Friday).

26.	What is the deadline to tender my Eligible Options? How will I know if the Offer is extended?

The deadline to participate in the Option Exchange is 9:00 p.m. Eastern Time on June 17, 2013, unless the Offer is extended. As such, you must submit your election to tender your Eligible Options before that time. We may, in our sole discretion, extend this Offer at any time, but we cannot assure you this Offer will be extended or, if extended, for how long. If this Offer is extended, we will make a public announcement of the extension no later than 6:00 a.m. Eastern Time on the next business day following the previously scheduled expiration of this Offer. If this Offer is extended, you must submit your Election Form before the extended expiration of this Offer.

We reserve the right to reject any or all Eligible Options tendered for exchange we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we will accept all Eligible Options properly and timely tendered for exchange that are not validly withdrawn prior to 9:00 p.m. Eastern Time on the Offer Expiration Date. (See Section 5 of the Offer to Exchange, entitled “Acceptance of Options for Exchange; Grant of Replacement Options” for additional information.)

27.	What will happen if I do not submit my Election Form by the deadline of 9:00 p.m. Eastern Time on the Offer Expiration Date?

If you do not submit your Election Form by 9:00 p.m. Eastern Time on the Offer Expiration Date, then you will not participate in the Option Exchange, and all options currently held by you will remain intact at their original exercise prices and generally subject to their original terms and conditions.

IF YOU FAIL TO SUBMIT YOUR ELECTION BY THE DEADLINE, YOU WILL NOT BE PERMITTED TO PARTICIPATE IN THE OPTION EXCHANGE.

28.	How do I withdraw or change my previous election and what is the deadline for withdrawing or changing my previous elections?

You can withdraw or change your previously submitted election to exchange or not exchange Eligible Options at any time before 9:00 p.m. Eastern Time on June 17, 2013. If this Offer is extended beyond that time, you can withdraw or change your election at any time until the extended expiration of this Offer.

You can withdraw a previously made election any time during the Offer period by completing, signing, and returning the Withdrawal Form delivered to you with the Offer Documents such that it is received by Mr. Simms before 9:00 p.m. Eastern Time on the Offer Expiration Date. The Withdrawal Form may be submitted to Mr. Simms by facsimile to (978) 749-3439, email to option.plan.administrator@vicr.com, or hand delivery; provided, however, you must allow for delivery time based on the method of submission you choose to ensure Mr. Simms receives your Withdrawal Form by the deadline. Withdrawal Forms submitted by any other means, including interoffice mail and United States Mail (or other postal service) are not permitted and will not be accepted by us. (See Section 4 of the Offer to Exchange, entitled “Withdrawal Rights” below for additional information.)

AFTER THE DEADLINE TO WITHDRAW OR CHANGE YOUR ELECTION HAS PASSED, YOU WILL NOT BE PERMITTED TO WITHDRAW OR CHANGE YOUR ELECTION.

29.	How does Vicor determine whether an Eligible Option has been properly tendered for exchange?

After the expiration of this Offer, we will accept all properly tendered Eligible Options that have not been validly withdrawn. We will determine, in our sole discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any documentation relating to the tender of Eligible Options for exchange. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any or all elections to exchange options we determine are not in appropriate form, were not timely made, or are unlawful to accept. We also reserve the right, in our discretion, to waive any of the conditions of this Offer or any defect or irregularity in any election. If we waive any of the conditions of this Offer we will do so for all Eligible Participants. No election to exchange Eligible Options will be deemed to have been properly made until all defects or irregularities have been cured by the Eligible Participant or waived by us. Options we do not accept for exchange will remain outstanding and will retain their existing exercise prices, vesting schedules, and expiration dates.

30.	When will the Replacement Options be granted?

We expect to grant the Replacement Options on the Offer Expiration Date, which also will be the date on which we cancel the Eligible Options tendered for exchange. If we cancel Eligible Options tendered for exchange on June 17, 2013, the expected Offer Expiration Date, we expect the Replacement Options will also be granted on June 17, 2013. If this Offer is extended, we expect the Replacement Options will be granted on the expiration date of the extended Offer. (See Section 8 of the Offer to Exchange, entitled “Source and Amount of Consideration; Terms of Replacement Options” for more information.)

31.	Can I exercise my current stock options during the Offer period?

Yes. You may exercise any of your vested Eligible Options you have not elected to exchange for Replacement Options in the Option Exchange. If you have elected to participate in the Option Exchange and wish to exercise Eligible Options you have elected to exchange for Replacement Options, you must first withdraw your election to participate in the Option Exchange with respect to the Eligible Options you wish to exercise. (see Question 12).

32.	What happens if Vicor is subject to a change of control after the Replacement Options are granted?

Although we are not currently contemplating a merger or similar transaction that could result in a change of voting control of our Company, we reserve the right to take any actions that we deem necessary or appropriate to complete a transaction that our Board of Directors believes is in the best interest of our Company and our stockholders. It is possible that, after the grant of Replacement Options, we might enter into an agreement or otherwise effect a merger or other similar transaction, in which the current stock ownership of our Company will change such that a new group of stockholders has the number of votes necessary to control stockholder voting decisions. We refer to this type of transaction as a change of control transaction.

A copy of the 2000 Plan is attached hereto as Schedule B. Copies of the 2000 Plan, the related prospectuses, and the applicable forms of Replacement Option Award Agreement are also available upon request by emailing option.plan.administrator@vicr.com or calling James A. Simms, Chief Financial Officer of the Company, at (978) 470-2900. Copies will be provided promptly at our expense. The 2000 Plan as well as your option agreement(s) and certain other agreements between you and Vicor may also contain provisions that affect the treatment of your options in the event of a change of control.

33.	What happens if Vicor is subject to a change of control before the Replacement Options are granted?

Although we are not currently contemplating a merger or similar transaction that could result in a change of voting control of our Company, we reserve the right to take any actions that we deem necessary or appropriate to complete a transaction our Board of Directors believes is in the best interest of our Company and our stockholders. This could include terminating this Offer and/or your right to receive Replacement Options under this Offer.

Any change of control transaction, or announcement of such transaction, could have a substantial effect on our stock price, including potentially substantial appreciation in the price of a share of our Common Stock. Depending on the structure of such a transaction, price appreciation in the Common Stock underlying the Replacement Options could be significant. As a result of such a transaction, it is possible the Exercise Price of the Replacement Options may be higher than you might otherwise anticipate. In addition, in the event of an acquisition of our Company for shares of stock of the acquiring entity, tendering holders of Eligible Options might receive options to purchase shares of that acquiring entity. (See Section 2 of the Offer to Exchange, entitled “Purpose of this Offer” for additional information.)

34.	Are there other circumstances where I would not be granted Replacement Options?

Yes. Even if we accept your tendered Eligible Options, we will not grant Replacement Options to you if we are prohibited by applicable law or regulations from doing so, or until all necessary government approvals have been obtained. We will use reasonable efforts to avoid a prohibition, but if prohibited by applicable law or regulation on the expiration date of this Offer, you will not be granted Replacement Options, if at all, until all necessary government approvals have been obtained. IN ADDITION, WE WILL NOT GRANT REPLACEMENT OPTIONS TO YOU IF YOU ARE NOT AN ELIGIBLE PARTICIPANT ON THE OFFER EXPIRATION DATE. (See Section 12 of the Offer to Exchange, entitled “Agreements; Legal Matters; Regulatory Approvals” for additional information.)

35.	After the Offer Expiration Date, what happens if the market price of a share of Vicor Common Stock falls below the Exercise Price of my Replacement Options?

This is a one-time offer we do not expect to repeat. The price of a share of our Common Stock may not appreciate over the long term, and, if this were the case, you may not realize value from the exercise of your Replacement Options. WE CAN PROVIDE NO ASSURANCE AS TO THE PRICE OF A SHARE OF OUR COMMON STOCK AT ANY TIME IN THE FUTURE. (See Section 2 of the Offer to Exchange, entitled “Purpose of this Offer” for additional information.)

IV.	OTHER IMPORTANT QUESTIONS

36.	What are the U.S. Federal tax consequences of my participation in the Option Exchange?

If you accept this Offer and reside and work in the United States, under current U.S. law, you generally will not recognize income for federal income tax purposes either at the time your exchanged Eligible Options are cancelled or when the Replacement Options are granted. Because the Replacement Options are characterized as Non-Qualified Stock Options for purposes of the Code, the Replacement Options you receive generally will be subject to tax under U.S. tax law upon exercise and/or disposition of the underlying shares of our Common Stock you acquire through exercise in the same manner as your exchanged options would have been, absent the exchange. If you are subject to the tax laws of a country other than the United States, even if you are a resident of the United States, you should be aware there may be other tax consequences that may apply to you upon your exchange of Eligible Options in connection with this Offer, upon exercise of your Replacement Options, and/or upon dispositions of the shares of Common Stock underlying your Replacement Options. Tax consequences also may vary depending on each employee’s circumstances.

Included as part of this Option Exchange are disclosures regarding the believed material federal tax consequences of this Offer in the United States and in countries other than the United States in which Eligible Participants reside. You should review these disclosures carefully before deciding whether or not to participate in the Option Exchange. (See Schedule A of the Offer to Exchange entitled “A Guide to Tax and Legal Issues for Non-U.S. Employees” below for additional information.)

37.	How should I decide whether or not to participate in the Option Exchange?

The decision to participate in the Option Exchange must be your personal decision and will depend largely on your assumptions about the future of our business, the current and future economic environment, the possible market prices of a share of our Common Stock over the term of your Eligible Options and the Replacement Options, and the price performance of publicly traded stocks generally. You should consider that the vesting schedule of the Replacement Options you receive will likely be significantly longer than that of your Eligible Options.

We understand this will be a challenging decision for all Eligible Participants. We suggest you consult with your personal financial and tax advisors before deciding whether to participate in the Option Exchange.

THE OPTION EXCHANGE CARRIES CONSIDERABLE RISK, AND THERE ARE NO GUARANTEES OF THE PRICE OF OUR COMMON STOCK ON THE OFFER EXPIRATION DATE OR ANY FUTURE DATE. (See Section 17 of the Offer to Exchange, entitled “Miscellaneous” for additional information.)

38.	What do the executive officers and the members of our Board of Directors think of this Offer? Whom can I contact to help me decide whether or not I should exchange my Eligible Options?

Although our Board of Directors has approved this Offer, neither our management nor Directors make any recommendation as to whether you should elect to exchange or refrain from exchanging your Eligible Options. We suggest you consult with your personal financial and tax advisors before deciding whether to participate in the Option Exchange.

39.	What are some of the potential risks if I choose to exchange my outstanding Eligible Options?

We cannot predict how our share price or the stock market overall will perform before the date the Replacement Options will be granted, which we expect will be the Offer Expiration Date, or at any point in time thereafter. If the price of a share of Vicor Common Stock increases significantly before the Offer Expiration Date, the Replacement Options could have a higher Exercise Price than you expect.

If you elect to participate in the Option Exchange, the vesting of Replacement Options granted to you will be subject to a new vesting schedule, meaning you will be required to continue working or providing services for Vicor or our subsidiaries for five years after the date on which your Replacement Options are granted in order to be fully vested in the Replacement Options. If your employment or service terminates for any reason prior to vesting of your Replacement Options, you may forfeit the then-unvested portion of your Replacement Options, except to the extent provided in the 2000 Plan, your Replacement Option Award Agreement(s), or in the discretion of the Administrator (See “Risk Factors” below for additional information.)

40.	To whom should I ask questions regarding this Offer?

If you have questions regarding the Offer or have requests for assistance (including requests for additional or paper copies of this Offer to Exchange document or other documents relating to the Option Exchange), please email option.plan.administrator@vicr.com or call James A. Simms, Chief Financial Officer of the Company, at (978) 470-2900 (9:00 a.m. to 5:00 p.m. Eastern Time, Monday through Friday). However, please be aware that neither Mr. Simms nor any employee, Director, affiliate, or agent of Vicor is authorized to advise you in your decision regarding whether to participate in the Option Exchange.

VICOR MAKES NO RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE OPTION EXCHANGE. YOU MUST MAKE YOUR OWN DECISION WHETHER TO PARTICIPATE. WE ENCOURAGE YOU TO SEEK THE ADVICE OF QUALIFIED INVESTMENT AND TAX PROFESSIONALS WHEN DETERMINING WHETHER OR NOT TO PARTICIPATE IN THE OPTION EXCHANGE.

RISK FACTORS

Participation in the Option Exchange involves a number of potential risks and uncertainties, including those described below. This list and the risk factors set forth under the heading entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC, highlight the material risks related to Vicor that may impact your decision to participate in the Option Exchange. You should carefully consider these risks and we encourage you to speak with your financial, legal, and/or tax advisors before deciding whether to participate in the Option Exchange. In addition, we strongly urge you to read the sections in this Offer to Exchange discussing the tax consequences of participating in the Option Exchange, as well as the rest of the Offer Documents for more detailed discussion of the risks that may apply to you.

In addition, the Offer Documents and our SEC reports referred to above include “forward-looking statements” that are not purely historical in nature and involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section titled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2012. Furthermore, such forward-looking statements speak only as of the date of this document. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Risks Related to This Offer

If you exchange Eligible Options for Replacement Options in the Option Exchange and your employment or service with Vicor or our subsidiaries terminates before the Replacement Options fully vest, you will forfeit any unvested portion of your Replacement Options.

Generally, if your employment or service with Vicor or one of our subsidiaries terminates (other than as a result of your Retirement), your Replacement Options will cease vesting, and any Replacement Options unvested at the time of termination of your employment or service cannot be exercised and will be forfeited, unless otherwise provided in the 2000 Plan, your Replacement Option Award Agreement(s), or in the discretion of the Administrator. Accordingly, if you exchange Eligible Options for Replacement Options in the Option Exchange and your employment or service with Vicor terminates before the Replacement Options fully vest, you will forfeit any unvested portion of your Replacement Options even if the Eligible Options surrendered in the Option Exchange were vested at the time of the exchange, except as set forth in the 2000 Plan, your Replacement Option Award Agreement(s), or in the discretion of the Administrator.

Nothing in the Offer should be construed to confer upon you the right to remain an employee or Director of Vicor or our subsidiaries. The terms of your employment by or service as a Director of Vicor remain unchanged whether or not you participate in the Option Exchange. We cannot guarantee or provide you with any assurance you will not be subject to involuntary termination or that you will otherwise remain employed until the Offer Expiration Date or thereafter.

If the price of our Common Stock fails to increase after the Offer Expiration Date, you will not be able to realize a financial gain from the exercise of your Replacement Options.

The Replacement Options will have an Exercise Price in excess of the last reported sale price per share of our Common Stock on the NASDAQ on the Offer Expiration Date. If the trading price of a share of our Common Stock does not increase materially after the Offer Expiration Date, the Exercise Price of your Replacement Options may be greater than the market price of a share of our Common Stock, and you will not be able to realize a financial gain from the exercise of your Replacement Options. The market price of a share of our Common Stock has been volatile, and there can be no assurances regarding the future price of shares of our Common Stock or that the trading price of shares of our Common Stock will increase after the Offer Expiration Date.

Replacement Options you receive in the Option Exchange may have less favorable vesting terms than those of the related Time-Based Eligible Options you are surrendering. If your employment or service with us terminates during the new five year vesting period of the Replacement Options, or if the Replacement Options otherwise terminate prior to your vesting in full, you may conclude it would have been preferable to have continued holding the Time-Based Eligible Options rather than exchanging them for Replacement Options.

If you elect to participate in the Option Exchange, the vesting of Replacement Options granted to you will be subject to a five-year vesting schedule, meaning you will be required to continue working for, or providing service to, Vicor or our subsidiaries for five years after the date on which your Replacement Options are granted in order to be fully vested in the Replacement Options. If your employment or service terminates for any reason prior to vesting of your Replacement Options (other than as a result of your Retirement), you will forfeit the then-unvested portion of your Replacement Options, except as set forth in the 2000 Plan, your Replacement Option Award Agreement(s), or in the discretion of the Administrator.

You should carefully consider the relative benefit to you if the vesting of your Time-Based Eligible Options has already accrued, compared to the benefit of a presumably lower-priced Replacement Options with a potentially much longer vesting period. If the market price of our Common Stock increases in the future to a value above the exercise price of Time-Based Eligible Options you surrender in the Option Exchange, you may conclude it would have been preferable to have retained the Time-Based Eligible Options with their higher exercise price and greater amount of accrued vesting, rather than have surrendered them for Replacement Options with a lower Exercise Price and new vesting schedule.

If you are subject to foreign tax laws, even if you are a resident of the United States, there may be tax and social insurance consequences relating to this Offer.

If you are subject to the tax laws of another country, even if you are a resident of the United States, you should be aware there may be other tax and social insurance consequences that may apply to you. You should read Schedule A attached to this Offer to Exchange. Schedule A discusses the tax consequences relating to this Offer for your country of residence. You should also be certain to consult your own tax advisors to discuss these consequences.

Risks Related to Our Business and Common Stock

You should carefully review the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2012, as well as the other information provided in the Offer Documents and other materials that we have filed with the SEC, before making a decision as to whether or not to tender your Eligible Options. You may access these filings electronically at the SEC’s website at www.sec.gov. In addition, we will provide without charge to you, upon your written or oral request, a copy of any or all of the documents to which we have referred you. See Section 16 of the Offer to Exchange, entitled “Additional Information” for more information regarding reports we file with the SEC and how to obtain copies of or otherwise review these reports.

THIS OFFER

1.	Eligibility; Number of Options; Offer Expiration Date.

Upon the terms and subject to the conditions of the Offer Documents, we are offering Eligible Participants the opportunity to exchange certain outstanding options to purchase shares of our Common Stock (on a grant-by-grant basis). The Replacement Options will be granted as of the date on which we cancel the Eligible Options elected for exchange, which we expect will be the Offer Expiration Date.

All outstanding options under the 2000 Plan granted prior to January 1, 2013, whether or not vested, are Eligible Options. Eligible Options include Time-Based Eligible Options and Performance-Based Eligible Options. Options for the purchase of shares of common stock of our subsidiaries, VI Chip Corporation and Picor Corporation, are not eligible for the Option Exchange.

Additionally, options expiring pursuant to their terms prior to the completion of the Option Exchange will be forfeited (unless earlier exercised) as of their expiration dates and will not eligible to be exchanged for Replacement Options.

You are an Eligible Participant for purposes of this Offer only if you:

•

are an employee or Director of Vicor or any of our subsidiaries on the date of commencement of this Offer and remain an employee or Director of Vicor or any of our subsidiaries through the Offer Expiration Date; and

•	hold at least one Eligible Option on the date of commencement of this Offer.

Patrizio Vinciarelli, our Chief Executive Officer, President, Chairman of the Board, and majority stockholder, does not hold any Eligible Options and is, therefore, not an Eligible Participant.

The outstanding options you hold give you the right to purchase shares of our Common Stock once you exercise those options by paying the applicable exercise price of those options.

If you elect to exchange your Eligible Options, you will not be eligible to receive Replacement Options unless you continue to be employed by or provide services to Vicor or any of our subsidiaries on the Offer Expiration Date.

ACCORDINGLY, IF YOU ARE NOT AN ELIGIBLE EMPLOYEE OR DIRECTOR OF VICOR OR ANY OF OUR SUBSIDIARIES AS DESCRIBED HEREIN ON THE OFFER EXPIRATION DATE, EVEN IF YOU HAD ELECTED TO PARTICIPATE IN THE OPTION EXCHANGE AND HAD TENDERED SOME OR ALL OF YOUR ELIGIBLE OPTIONS FOR EXCHANGE, YOUR TENDER WILL AUTOMATICALLY BE DEEMED WITHDRAWN AND YOU WILL NOT PARTICIPATE IN THE OPTION EXCHANGE, AND YOU WILL RETAIN YOUR OUTSTANDING OPTION(S) IN ACCORDANCE WITH THEIR CURRENT TERMS AND CONDITIONS. IN THE CASE OF A TERMINATION OF YOUR EMPLOYMENT OR SERVICE (OTHER THAN AS A RESULT OF YOUR RETIREMENT), YOU MAY BE ENTITLED TO EXERCISE YOUR OUTSTANDING OPTION(S) FOR A PERIOD OF 90 CALENDAR DAYS (IF YOUR TERMINATION WAS AT YOUR ELECTION OR AS A RESULT OF YOUR DEATH OR DISABILITY) OR 30 CALENDAR DAYS (IF YOUR TERMINATION WAS AT THE COMPANY’S ELECTION), IN EACH CASE FOLLOWING THE TERMINATION OF EMPLOYMENT OR SERVICE IN ACCORDANCE WITH THEIR TERMS TO THE EXTENT THAT THEY ARE VESTED AS OF SUCH TERMINATION OF EMPLOYMENT OR SERVICE.

The Replacement Options will have the terms described below in Section 8. If you have previously exercised a portion of your Eligible Options, only the portion of your Eligible Options that have not yet been exercised will be eligible to be exchanged on a grant-by-grant basis. If you fail to make a proper election with respect to your Eligible Options, your election will be rejected.

If you properly tender your Eligible Options and such tendered options are accepted for exchange, the tendered Eligible Options will be cancelled. Subject to the terms of this Offer, Eligible Options you tender for exchange will be exchanged, on a one-for-one basis, for Replacement Options to purchase the same number of shares of Common Stock as were subject to the Eligible Options. For example, if you tender for exchange Eligible Options associated with one grant to purchase 1,000 shares of our Common Stock, you will receive the grant of Replacement Options to purchase 1,000 shares of our Common Stock. Alternatively, if you tender multiple Eligible

Options associated with multiple grants that, in total, represent the right to purchase 2,000 shares of our Common Stock, you will receive one grant of Replacement Options to purchase 2,000 shares of our Common Stock.

The term “Offer Expiration Date” means 9:00 p.m. Eastern Time on June 17, 2013, unless and until we, in our sole discretion, extend the period of time during which this Offer will remain open, in which event the term “Offer Expiration Date” refers to the latest time and date at which this Offer, as so extended, expires. See Section 14 of this Option Exchange, entitled “Extension of Offer; Termination; Amendment” for a description of our rights to extend, delay, terminate and amend this Offer.

For purposes of this Offer, a “business day” means any day other than a Saturday, a Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 9:00 p.m., Eastern Time of each such day.

2.	Purpose of this Offer.

We have experienced a significant decline in the price of a share of our Common Stock, and this price remains at a relatively low level compared to its historical price levels. As a result, many of our outstanding stock options have exercise prices significantly above the recent trading prices of our Common Stock. As of May 15, 2013, approximately 91% of outstanding stock options, of which options to purchase 1,678,155 shares of Common Stock are Eligible Options, had exercise prices in excess of the last reported sale price per share of our Common Stock on the NASDAQ on that date. On May 15, 2013, the last reported sale price per share of our Common Stock on the NASDAQ was $5.58.

We believe the majority of our outstanding stock options are no longer effective as incentives to retain and motivate our key contributors and that many holders of these options perceive these options have little or no value. In addition, although these options are not likely to be exercised as long as the price of a share of our Common Stock is lower than the applicable exercise price, the options continue to be accounted for in our financial records, with the potential to dilute stockholders’ interests for up to the full term of the options, unless they are surrendered or cancelled, while delivering little or no retentive or incentive benefit to the Company.

The objective of our equity incentive programs has been, and continues to be, to link the personal interests of equity incentive plan participants to those of our stockholders, and we believe the Option Exchange is an important component in our efforts to achieve that goal.

The Option Exchange is voluntary and will allow Eligible Participants to choose whether to keep all or a portion of their existing Eligible Options, on a grant-by-grant basis, at existing exercise prices and vesting schedules or to exchange all or a portion of those options, on a grant-by-grant basis, for Replacement Options with new Exercise Prices and vesting schedules.

We intend the Option Exchange to enable Eligible Participants to recognize potentially greater value from the Replacement Options than might be possible with their Eligible Options, but this cannot be guaranteed considering the unpredictability of the stock market generally and the market price of shares of our Common Stock, Vicor’s future financial performance, and the new vesting schedule associated with the Replacement Options.

THERE IS NO GUARANTEE THE INTENDED BENEFITS OF THE OPTION EXCHANGE WILL BE REALIZED, CONSIDERING THE UNPREDICTABILITY OF THE PRICE OF A SHARE OF VICOR COMMON STOCK AND THE VOLATILITY OF THE OVERALL STOCK MARKET.

We may engage in transactions in the future that could significantly change our ownership, structure, organization, management, or the make-up of our Board of Directors. Such changes could significantly influence the price of a share of our Common Stock. If we engage in such a transaction or transactions prior to the date we grant the Replacement Options, our stock price could increase (or decrease) and the Exercise Price of the Replacement Options could be higher (or lower) than the current trading prices of a share of our Common Stock. Replacement Options granted in exchange for Eligible Options will have Exercise Prices in excess of the last reported sale price per share of our Common Stock on the NASDAQ on the Offer Expiration Date. The intended benefits of the Option Exchange may not be realized if there is an increase in our stock price during the period prior to the Offer Expiration Date for these and other reasons.

Although we currently are not contemplating a merger or similar transaction that could result in a change of control of Vicor, we reserve the right, in the event of a merger or similar transaction, to take any actions we deem necessary or appropriate to complete a transaction our Board of Directors believes is in the best interest of our Company and our stockholders. These actions could include terminating your right to receive Replacement Options under this Offer. If we were to do so in connection with such a transaction, your existing options will remain outstanding pursuant to their original terms.

Subject to the foregoing, and except as otherwise disclosed in the Offer Documents or in our filings with the SEC that are incorporated by reference, as of the date hereof, we have no plans, proposals or negotiations (although we consider such matters in the ordinary course of our business and intend to continue to do so in the future) that relate to or would result in:

(a) any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or our subsidiaries;

(b) any purchase, sale or transfer of a material amount of our assets or the assets of our subsidiaries;

(c) any material change in our present dividend rate or policy, or our indebtedness or capitalization;

(d) any change in our present Board of Directors or executive management, other than to fill existing vacancies, if any;

(e) any other material change in our corporate structure or business;

(f) our Common Stock being delisted from any national securities exchange or ceasing to be authorized for quotation in an automated quotation system operated by a national securities association;

(g) our Common Stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(h) the suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

(i) the acquisition by any person of an additional amount of our securities or the disposition of an amount of any of our securities; or

(j) any change in our certificate of incorporation or bylaws, or any actions which could impede the acquisition of control of us by any person.

NEITHER WE NOR OUR BOARD OF DIRECTORS OR MANAGEMENT MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE YOUR ELIGIBLE OPTIONS, NOR HAVE WE AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU ARE URGED TO EVALUATE CAREFULLY ALL OF THE INFORMATION PROVIDED IN CONNECTION WITH THIS OFFER. YOU MUST MAKE YOUR OWN DECISION WHETHER TO ELECT TO EXCHANGE YOUR ELIGIBLE OPTIONS. WE ENCOURAGE YOU TO SEEK THE ADVICE OF QUALIFIED INVESTMENT AND TAX PROFESSIONALS WHEN DETERMINING WHETHER OR NOT TO PARTICIPATE IN THE OPTION EXCHANGE.

3.	Procedures for Electing to Exchange Options.

Proper exchange of Eligible Options. Participation in the Option Exchange is voluntary. If you wish to participate in the Option Exchange, you must complete, sign and return the Election Form delivered to you with the Offer Documents such that it is received by James A. Simms, Chief Financial Officer of the Company, before 9:00 p.m. Eastern Time on June 17, 2013 (or such later time and date as may apply if the Offer is extended). Election Forms received after this deadline will not be accepted. In order to submit your Election Form to participate in this Offer, you will be required to acknowledge your agreement to all of the terms and conditions of the Offer as set forth in the Offer Documents, including, without limitation, the Terms of Election attached to the Election Form as Exhibit A. The Election Form may be submitted to Mr. Simms by facsimile to (978) 749-3439, email to option.plan.administrator@vicr.com, or hand delivery; provided, however, you must allow for delivery time based on the method of submission you choose to ensure Mr. Simms receives your Election Form by the deadline. Election Forms submitted by any other means, including interoffice mail and United States Mail (or other postal service) are not permitted and will not be accepted by us.

Eligible Options that were granted to a given Eligible Participant on the same Grant Date, with the same exercise price, and subject to the same vesting schedule constitute a single “grant” for the purposes of this Offer, regardless of how many underlying shares of Common Stock are subject to the grant. For example, if you were granted Eligible Options to purchase 1,000 shares of our Common Stock subject to equal annual vesting over five years following the Grant Date, this constitutes a single option “grant,” rather than 1,000 individual option grants. You will only be permitted to exchange your Eligible Options for Replacement Options on a grant-by-grant basis. No partial exchanges of an individual grant of Eligible Options will be permitted. If you elect to exchange Eligible Options constituting a single grant, you must exchange the entire outstanding (i.e., unexercised) portion of that grant. If you elect to surrender Eligible Options subject to an individual grant in the Option Exchange, you do not need to surrender any other Eligible Options subject to different grants you may hold. If you attempt to exchange a portion but not all of the Eligible Options subject to an individual grant, your Election Form will be rejected.

Information on your Eligible Options, which, among other things, lists your Eligible Options, the grant date of your Eligible Options, the exercise price(s) of your Eligible Options, and the number of shares of underlying Common Stock for which your Eligible Options remain exercisable will be provided to you with the Offer Documents. Additional copies of such information may be requested by emailing option.plan.administrator@vicr.com or calling Mr. Simms, at (978) 470-2900 (9:00 a.m. to 5:00 p.m. Eastern Time, Monday through Friday).

If you fail to make a proper election with respect to your Eligible Options (on a grant-by-grant basis), your election will be rejected.

Your election to participate becomes irrevocable after the Offer Expiration Date, which is 9:00 p.m. Eastern Time on June 17, 2013, unless the Offer is extended, in which case your election will become irrevocable after the new Offer Expiration Date. You may change your mind after you have submitted an election and withdraw from the Offer at any time before 9:00 p.m. Eastern Time on the Offer Expiration Date, as described in Section 4 of the Offer to Exchange entitled “Withdrawal Rights”. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election we receive before 9:00 p.m. Eastern Time on the Offer Expiration Date.

You can withdraw a previously made election any time during the Offer period by completing, signing, and returning the Withdrawal Form delivered to you with the Offer Documents such that it is received by Mr. Simms before 9:00 p.m. Eastern Time on the Offer Expiration Date. The Withdrawal Form may be submitted to Mr. Simms by facsimile to (978) 749-3439, email to option.plan.administrator@vicr.com, or hand delivery; provided, however, you must allow for delivery time based on the method of submission you choose to ensure Mr. Simms receives your Withdrawal Form by the deadline. Withdrawal Forms submitted by any other means, including interoffice mail and United States Mail (or other postal service) are not permitted and will not be accepted by us.

ONCE YOUR ELECTION FORM OR WITHDRAWAL FORM IS RECEIVED BY VICOR, WE INTEND TO CONFIRM THE RECEIPT OF YOUR ELECTION AND/OR WITHDRAWAL FORM(S) BY EMAIL, OR, IF YOU DO NOT HAVE A CORPORATE EMAIL ADDRESS, TO SEND A CONFIRMATION VIA U.S. MAIL WITHIN 48 HOURS OF RECEIPT. IF YOU DO NOT RECEIVE A CONFIRMATION, IT IS YOUR RESPONSIBILITY TO CONFIRM THAT VICOR HAS RECEIVED YOUR ELECTION FORM AND/OR ANY WITHDRAWAL FORM. IF YOU FAIL TO MAKE A PROPER ELECTION WITH RESPECT TO YOUR ELIGIBLE OPTIONS ON A GRANT-BY-GRANT BASIS, YOUR ELECTION WILL BE REJECTED AND VICOR WILL SEND YOU A NOTICE OF REJECTION BY EMAIL, OR, IF YOU DO NOT HAVE A CORPORATE EMAIL ADDRESS, BY U.S. MAIL, WITHIN 48 HOURS OF RECEIPT.

ONLY ELECTIONS THAT ARE COMPLETE AND ACTUALLY RECEIVED BY VICOR BY 9:00 P.M. EASTERN TIME ON THE OFFER EXPIRATION DATE WILL BE ACCEPTED.

We will strictly enforce the offering period, subject only to any extension, which we may grant in our sole discretion.

Our receipt of your Election Form is not by itself an acceptance of your Eligible Options for exchange. For purposes of this Offer, we will be deemed to have accepted Eligible Options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the Eligible Participants generally of our acceptance of Eligible Options for exchange. We may issue this notice of acceptance by email, press release, or other form of written communication. Eligible Options accepted for exchange will be cancelled as of the Offer Expiration Date.

If you do not submit your election by 9:00 p.m. Eastern Time on the Offer Expiration Date, then you will not participate in the Option Exchange, and all stock options currently held by you will remain intact at their original price and with their original terms.

Subject to our rights to extend, terminate, and amend this Offer, we currently expect that we will accept, promptly after 9:00 p.m. Eastern Time on the Offer Expiration Date, all properly tendered Eligible Options that have not been validly withdrawn. We will determine, in our sole discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any Eligible Option grants. We reserve the right to reject any election or any Eligible Options tendered for exchange we determine is not in appropriate form, not timely made, or unlawful to accept. Neither we nor any other person is obligated to give notice of any defects or irregularities in any election, nor will anyone incur any liability for failure to give any notice. No surrender of Eligible Options will be deemed to have been made properly until all defects or irregularities have been cured by the tendering holder of the Eligible Options or waived by us. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. Subject to Rule 13e-4 under the Exchange Act, we also reserve the right to waive any of the conditions of the Offer or any defect or irregularity in any surrender with respect to any particular Eligible Options or any particular Eligible Participant.

Your election to exchange Eligible Options through the procedures described above constitutes your acceptance of the terms and conditions of this Offer, and will be controlling, absolute and final, subject to your withdrawal rights under the Offer as described in Section 4 of the Offer to Exchange entitled “Withdrawal Rights” and our acceptance of your tendered Eligible Options in accordance with the Offer as described in Section 5 of the Offer to Exchange entitled “Acceptance of Options for Exchange; Grant of Replacement Options.” OUR ACCEPTANCE OF YOUR ELIGIBLE OPTIONS FOR EXCHANGE WILL CONSTITUTE A BINDING AGREEMENT BETWEEN VICOR AND YOU UPON THE TERMS AND SUBJECT TO THE CONDITIONS OF THIS OFFER.

We utilize E*TRADE for administration and transaction processing of all stock options granted under the 2000 Plan and each Eligible Participant has a transactional account established in his or her name, at no charge to the Eligible Participant, with E*TRADE. Accordingly, Replacement Options, if and when issued, will be reflected in your E*TRADE transactional account as being subject to the terms and conditions of the applicable form of Replacement Option Award Agreement, and no physical Replacement Option Award Agreement(s) will be provided to you. Your execution and delivery of the Election Form will constitute acceptance of your Replacement Options, if and when issued, and your agreement that such Replacement Options will be subject to the terms and conditions set forth in the applicable form of Replacement Option Award Agreement, without any further action required by you.

4.	Withdrawal Rights.

You can only withdraw your election to exchange your Eligible Options in accordance with the provisions of this Section 4.

You can withdraw your election to exchange your Eligible Options at any time before 9:00 p.m. Eastern Time on the Offer Expiration Date, currently scheduled for June 17, 2013. If the Offer Expiration Date is extended by us, you can withdraw your election to exchange your Eligible Options at any time before 9:00 p.m. Eastern Time on the Offer Expiration Date, as it may be extended.

In addition, although we intend to accept all validly tendered Eligible Options immediately after the expiration of this Offer, if we have not accepted your Eligible Options within 40 business days of the commencement of this Offer, you may withdraw your election to exchange your Eligible Options at any time thereafter.

To withdraw a previously made election you must complete, sign, and return the Withdrawal Form delivered to you with the Offer Documents such that it is received by Mr. Simms before 9:00 p.m. Eastern Time on the Offer Expiration Date. The Withdrawal Form may be submitted to Mr. Simms by facsimile to (978) 749-3439, email to option.plan.administrator@vicr.com, or hand delivery; provided, however, you must allow for delivery time based on the method of submission you choose to ensure Mr. Simms receives your Withdrawal Form by the deadline. Withdrawal Forms submitted by any other means, including interoffice mail and United States Mail (or other postal service) are not permitted and will not be accepted by us. (See Section 4 of the Offer to Exchange, entitled “Withdrawal Rights” for additional information.)

It is your responsibility to confirm we received your new election indicating the withdrawal of your election to exchange some or all of your Eligible Options before the Offer Expiration Date.

You cannot rescind any withdrawal, and your Eligible Options will thereafter be deemed not properly tendered for exchange for purposes of this Offer, unless you properly re-elect to exchange some or all of your Eligible Options before the deadline on the Offer Expiration Date by following the procedures described in Section 3 of the Offer to Exchange entitled “Procedures for Electing to Exchange Options.”

Neither Vicor nor any other person is obligated to give notice of any defects or irregularities in any election withdrawal, nor will anyone incur any liability for failure to give any such notice. We will determine, in our sole discretion, all questions as to the form and validity, including time of receipt, of notices or elections of withdrawal. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination on these matters will be final and binding on all parties.

5.	Acceptance of Options for Exchange; Grant of Replacement Options.

Upon the terms and subject to the conditions of this Offer, including those conditions listed in Section 6 of the Offer to Exchange entitled “Conditions of this Offer”, and promptly following the expiration of this Offer, we will accept for exchange and cancel Eligible Options properly tendered for exchange and not validly withdrawn before the Offer Expiration Date. Once your Eligible Options have been accepted for exchange, you will receive a confirmation notice promptly following the expiration of this Offer confirming that your Eligible Options have been accepted for exchange and cancelled.

If your Eligible Options are properly tendered for exchange and accepted by us, we will cancel your Eligible Options on the Offer Expiration Date, and you will also be granted Replacement Options on the Offer Expiration Date.

We utilize E*TRADE for administration and transaction processing of all stock options granted under the 2000 Plan and each Eligible Participant has a transactional account established in his or her name, at no charge to the Eligible Participant, with E*TRADE. Accordingly, Replacement Options, if and when issued, will be reflected in your E*TRADE transactional account as being subject to the terms and conditions of the applicable form of Replacement Option Award Agreement, and no physical Replacement Option Award Agreement(s) will be provided to you. Your execution and delivery of the Election Form will constitute acceptance of your Replacement Options, if and when issued, and your agreement that such Replacement Options will be subject to the terms and conditions set forth in the applicable form of Replacement Option Award Agreement, without any further action required by you.

If you are no longer an employee or Director of Vicor or any of our subsidiaries, whether voluntarily, involuntarily, or for any other reason before the Offer Expiration Date, you will not be able to participate in the Option Exchange. Also, if you change your place of residence to a country where this Offer is prohibited under local regulations, you will not be able to participate in the Option Exchange.

ACCORDINGLY, IF YOU ARE NOT AN ELIGIBLE EMPLOYEE OR DIRECTOR OF VICOR OR ANY OF OUR SUBSIDIARIES AS DESCRIBED HEREIN ON THE OFFER EXPIRATION DATE, EVEN IF YOU HAD ELECTED TO PARTICIPATE IN THE OPTION EXCHANGE AND HAD TENDERED SOME OR ALL OF YOUR ELIGIBLE OPTIONS FOR EXCHANGE, YOUR TENDER WILL AUTOMATICALLY BE DEEMED WITHDRAWN AND YOU WILL NOT PARTICIPATE IN THE OPTION EXCHANGE, AND YOU WILL RETAIN YOUR OUTSTANDING OPTION(S) IN ACCORDANCE WITH THEIR CURRENT TERMS AND CONDITIONS. IN THE CASE OF A TERMINATION OF YOUR EMPLOYMENT OR SERVICE (OTHER THAN AS A RESULT OF YOUR RETIREMENT), YOU MAY

BE ENTITLED TO EXERCISE YOUR OUTSTANDING OPTION(S) FOR A PERIOD OF 90 CALENDAR DAYS (IF YOUR TERMINATION WAS AT YOUR ELECTION OR AS A RESULT OF YOUR DEATH OR DISABILITY) OR 30 CALENDAR DAYS (IF YOUR TERMINATION WAS AT THE COMPANY’S ELECTION), IN EACH CASE FOLLOWING THE TERMINATION OF EMPLOYMENT OR SERVICE IN ACCORDANCE WITH THEIR TERMS TO THE EXTENT THAT THEY ARE VESTED AS OF SUCH TERMINATION OF EMPLOYMENT OR SERVICE.

For purposes of this Offer, we will be deemed to have accepted for exchange options that are validly elected for exchange and not properly withdrawn, when we give written notice to the option holders of our acceptance for exchange of such options. Such notice may be given by press release, email or letter. Subject to our rights to extend, terminate and amend this Offer, we expect you will receive your Replacement Options will be reflected in your E*TRADE transactional account as promptly as practicable after the Offer Expiration Date.

6.	Conditions of this Offer.

Notwithstanding any other provision of the Offer Documents, we will not be required to accept any options elected for exchange, and we may terminate or amend this Offer, or postpone our acceptance and cancellation of any options elected for exchange, in each case subject to certain limitations, if at any time on or after the date of commencement of the Offer and prior to the Offer Expiration Date any of the following events has occurred, or in our reasonable judgment, has been determined by us to have occurred, regardless of the circumstances giving rise thereto, other than acts or omissions to act by us:

(a) there shall have been threatened or instituted or be pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of this Offer, the acquisition of some or all of the options elected for exchange pursuant to this Offer or the issuance of Replacement Options;

(b) there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to this Offer or us, by any court or any authority, agency or tribunal that would or might directly or indirectly:

•	make the acceptance for exchange of, or issuance of, Replacement Options for, some or all of the options elected for exchange illegal or otherwise restrict or prohibit consummation of this Offer;

•	delay or restrict our ability, or render us unable, to accept for exchange or grant Replacement Options for some or all of the options elected for exchange; or

•	materially and adversely affect the business, condition (financial or other), income, operations or prospects of Vicor;

(c) there shall have occurred:

•	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

•

the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any jurisdiction in which the Company or its subsidiaries operate, whether or not mandatory;

•

the commencement or escalation of a war, armed hostilities, or other international or national crisis directly or indirectly involving the United States or any jurisdiction in which the Company or its subsidiaries operate;

•

any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that might affect, the extension of credit by banks or other lending institutions in the United States or any jurisdiction in which the Company or its subsidiaries operate;

•	any decrease of greater than 50% of the market price of the shares of our Common Stock as listed on NASDAQ;

•

any change in the general political, market, economic or financial conditions in the United States or abroad that could have a material adverse effect on the business, condition (financial or other), operations or prospects of Vicor or on the trading in our Common Stock;

•	in the case of any of the foregoing existing at the time of the commencement of this Offer, a material acceleration or worsening thereof; or

•

any decline in either the NASDAQ Composite Index or the Standard and Poor’s Index of 500 Companies by an amount in excess of 10% measured during any time period after the close of business on the date of commencement of the Offer;

(d) a tender or exchange offer with respect to some or all of the shares of our Common Stock, or a merger or acquisition proposal for Vicor, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:

•

any person, entity or group within the meaning of Section 13(d)(3) of the Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our Common Stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of our Common Stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before the date of commencement of the Offer;

•

any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before the date of commencement of the Offer shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our Common Stock; or

•

any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of the assets or securities of us;

(e) any of the situations described above existed at the time of commencement of this Offer and that situation, in our reasonable judgment, deteriorates materially after commencement of this Offer; or

(f) any change or changes shall have occurred in the business, condition (financial or other), assets, income, operations, prospects or stock ownership of Vicor that, in our reasonable judgment, is or may have a material adverse effect on Vicor.

The conditions to this Offer are for our benefit. We may assert them in our sole discretion regardless of the circumstances giving rise to them before the Offer Expiration Date, other than acts or omissions to act by us. We may waive them, in whole or in part, at any time and from time to time prior to the Offer Expiration Date, in our reasonable discretion, whether or not we waive any other condition to this Offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Subject to any order or decision by a court or arbitrator of competent jurisdiction, any determination we make concerning the events described in this Section 6 will be final and binding on all persons.

7.	Price Range of Common Stock Underlying the Options; Dividends.

Our Common Stock is listed on the NASDAQ under the symbol “VICR.”

The following table shows, for the periods indicated, the high and low sales prices of our Common Stock as listed on the NASDAQ.

Fiscal Year ended December 31, 2011	High	Low	Cash Dividend Declared Per Share (1)
First Quarter	$17.58	$14.05	$0.00
Second Quarter	$17.40	$14.81	$0.00
Third Quarter	$16.74	$8.15	$0.15
Fourth Quarter	$10.69	$7.00	$0.00
Fiscal Year ended December 31, 2012
First Quarter	$10.42	$7.50	$0.00
Second Quarter	$8.39	$5.78	$0.00
Third Quarter	$7.41	$5.93	$0.00
Fourth Quarter	$6.87	$5.00	$0.00
Fiscal Year ending December 31, 2013
First Quarter	$5.85	$4.72	$0.00
Second Quarter (through May 15, 2013)	$5.65	$4.79	$0.00

(1)	In addition to issued and outstanding Common Stock, the Company also has issued and outstanding Class B common stock, par value $0.01 per share (the “Class B Common Stock”), which is not registered under the Exchange Act. Each share of Class B Common Stock is exchangeable into one share of Common Stock and possesses 10 votes per share. The per share calculation is based on the sum of shares of Common Stock and shares of Class B Common Stock outstanding as of the declaration of the cash dividend.

On May 15, 2013, the last reported sale price of our Common Stock on the NASDAQ was $5.58 per share.

WE RECOMMEND YOU OBTAIN CURRENT MARKET QUOTATIONS FOR THE PRICE OF A SHARE OF OUR COMMON STOCK BEFORE DECIDING WHETHER TO ELECT TO EXCHANGE YOUR ELIGIBLE OPTIONS.

8.	Source and Amount of Consideration; Terms of Replacement Options.

Consideration

We will grant Replacement Options, subject to applicable laws and regulations, in exchange for Eligible Options properly tendered for exchange by you and accepted by us for exchange. As of May 15, 2013, there were outstanding Eligible Options to purchase an aggregate of 1,678,155 shares of our Common Stock.

The terms of the Replacement Options will depend, to some extent, on whether those Replacement Options are granted in exchange for Time-Based Eligible Options or Performance-Based Eligible Options.

Exercise Price of Replacement Options

Replacement Options will have an Exercise Price determined as follows:

A.	Time-Based Eligible Options. Replacement Options granted in exchange for Time-Based Eligible Options will have an Exercise Price equal to 120% of the last reported sale price per share of our Common Stock on the NASDAQ on the Offer Expiration Date.

B.	Performance-Based Eligible Options. Replacement Options granted in exchange for Performance-Based Eligible Options will have Exercise Prices determined as follows:

i.	Replacement Options vesting on or prior to the first anniversary of the Offer Expiration Date will have an Exercise Price equal to 120% of the last reported sale price per share of our Common Stock on the NASDAQ on the Offer Expiration Date;

ii.	Replacement Options vesting after the first anniversary of the Offer Expiration Date but on or prior to the second anniversary of the Offer Expiration Date will have an Exercise Price equal to 140% of the last reported sale price per share of our Common Stock on the NASDAQ on the Offer Expiration Date;

iii.	Replacement Options vesting after the second anniversary of the Offer Expiration Date but on or prior to the third anniversary of the Offer Expiration Date will have an Exercise Price equal to 160% of the last reported sale price per share of our Common Stock on the NASDAQ on the Offer Expiration Date;

iv.	Replacement Options vesting after the third anniversary of the Offer Expiration Date but on or prior to the fourth anniversary of the Offer Expiration Date will have an Exercise Price equal to 180% of the last reported sale price per share of our Common Stock on the NASDAQ on the Offer Expiration Date; and

v.	Replacement Options vesting after the fourth anniversary of the Offer Expiration Date will have an Exercise Price equal to 200% of the last reported sale price per share of our Common Stock on the NASDAQ on the Offer Expiration Date.

Vesting of Replacement Options

Replacement Options will vest in equal annual installments over the five years following the Offer Expiration Date, subject to your continued employment or service with Vicor or one of our subsidiaries, or if you have Retired, through each applicable vesting date (i.e., the anniversary of the Grant Date).

Except as set forth in any Replacement Option Award Agreement, Replacement Options will also become fully vested upon the occurrence of an event described in Section 16 of the 2000 Plan resulting in a Change of Control of Vicor. Under the 2000 Plan, a “Change of Control” is defined as the occurrence of any one of the following events: (i) the acquisition by a third party of 25 percent or more of the combined voting power of the Company’s then outstanding equity securities; (ii) the loss of a majority position of the incumbent members of the Board of Directors as a result of a tender offer, proxy contest, merger or similar transaction; (iii) the stockholders of the Company approving (a) any consolidation or merger of the Company whereby the stockholders of the Company would not, after the consolidation or merger, own shares representing in aggregate 50 percent or more of the voting shares of the combined entity, (b) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company, or (c) any plan or proposal for the liquidation or dissolution of the Company.

Upon the effectiveness of a transaction representing a Change of Control, all outstanding options under the 2000 Plan will terminate, unless provision is made in connection with the Change of Control transaction for the assumption of outstanding options or the substitution or exchange of such outstanding options with new options of the successor entity, with appropriate adjustment as to the number and kind of underlying shares and, if appropriate, the per share exercise prices.

The only exception to the foregoing discussion of the vesting of the Replacement Options may be in countries where local law requires otherwise.

Vesting and exercise of Replacement Options are dependent upon continued employment or service with Vicor or any of our subsidiaries or your earlier Retirement. Replacement Options are subject to the terms and conditions as provided for in the 2000 Plan and the applicable form of Replacement Option Award Agreement and will be forfeited if not vested at the time of termination of employment or service (other than as a result of your Retirement).

SUBJECT TO APPLICABLE LAW, NOTHING IN THIS DOCUMENT SHOULD BE CONSTRUED TO CONFER UPON YOU THE RIGHT TO REMAIN AN EMPLOYEE OR DIRECTOR OF THE COMPANY OR ANY OF ITS SUBSIDIARIES. THE TERMS OF YOUR EMPLOYMENT OR SERVICE WITH US REMAIN UNCHANGED. WE CANNOT GUARANTEE OR PROVIDE YOU WITH ANY ASSURANCE YOU WILL NOT BE SUBJECT TO INVOLUNTARY TERMINATION OR YOU WILL OTHERWISE REMAIN IN OUR EMPLOY OR SERVICE UNTIL THE OFFER EXPIRATION DATE OR AFTER THAT DATE.

IF YOU EXCHANGE ELIGIBLE OPTIONS FOR REPLACEMENT OPTIONS AND YOU CEASE TO BE AN EMPLOYEE OR MEMBER OF THE BOARD OF DIRECTORS OF THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR IF YOU HAVE RETIRED, BEFORE THE REPLACEMENT OPTIONS ARE FULLY VESTED, YOU WILL FORFEIT ANY UNVESTED PORTION OF YOUR REPLACEMENT OPTION.

Terms of Replacement Options

The Replacement Options will have the terms and be subject to the conditions as provided for in the 2000 Plan and the applicable form of Replacement Option Award Agreement. Replacement Options will have a new 10 year term measured from the Grant Date, unless otherwise prohibited under local law, subject to earlier expiration of the option following termination of your service with Vicor or any of our subsidiaries.

Generally, you may exercise the vested portion of your Replacement Option at any time during the option’s 10-year term. If, however, your employment or service with Vicor or any of our subsidiaries terminates prior to any portion of your Replacement Option becoming vested for reasons other than your Retirement, you will forfeit the unvested portion of your Replacement Option.

In general, in the event of your termination of employment or service with Vicor or any of our subsidiaries, unless you have Retired, your unvested Replacement Option will terminate and cease to be exercisable, unless otherwise provided by the applicable Replacement Option Award Agreement or the Administrator.

Payment of Exercise Price of Replacement Options

Subject to the terms of each Replacement Option Award Agreement, the Exercise Price for an option under the 2000 Plan may be paid in the manner approved by the Administrator and E*TRADE, including by (i) in cash, by certified or bank check, or other instrument acceptable to the Administrator and E*TRADE or (ii) on a “cashless basis” facilitated by E*TRADE through the sale of the number shares of Common Stock issued upon exercise of the options sufficient to pay the exercise price for all shares of Common Stock for which the options are exercised, plus applicable fees, taxes, and commissions.

Other Terms and Conditions of Replacement Options

Other than the Exercise Price, vesting dates and expiration date or as described above, Replacement Options will have terms and conditions substantially similar to the surrendered Eligible Options. The Replacement Options will be governed by the terms and conditions of the 2000 Plan and the applicable form of Replacement Option Award Agreement, setting forth the new Exercise Price, vesting schedules, expiration date, and instructions regarding how to exercise your Replacement Options.

The description of the Replacement Options set forth herein is only a summary of some of the material provisions of the 2000 Plan and the applicable forms of Replacement Option Award Agreements, but is not complete. These descriptions are subject to, and qualified in their entirety by reference to, the actual provisions of the 2000 Plan and the applicable form of Replacement Option Award Agreement. Copies of the 2000 Plan, the form of Replacement Option Award Agreement applicable to Replacement Options issued in exchange for Time-Based Eligible Options, and the form of Replacement Option Award Agreement applicable to Replacement Options issued in exchange for Performance-Based Eligible Options are attached hereto as Schedules B, C, and D, respectively. You are encouraged to consult the 2000 Plan and the applicable form of Replacement Option Award Agreement for complete information about the terms of the Replacement Options. Information regarding our 2000 Plan may also be found in the Registration Statements on Form S-8 and related prospectuses prepared by us in connection with the 2000 Plan. You are encouraged to consult these documents for complete information about the terms of the Replacement Options. Copies of the 2000 Plan, the related prospectuses, and the applicable form of Replacement Option Award Agreement are also available upon request by emailing option.plan.administrator@vicr.com or calling James A. Simms, Chief Financial Officer of the Company, at (978) 470-2900. Copies of these documents will be provided promptly at our expense.

U.S. Federal Income Tax Consequences of Replacement Options

You should refer to Section 13 of the Offer to Exchange entitled “Material U.S. Federal Income Tax Consequences” for a discussion of material U.S. federal income tax consequences of the Replacement Options, as well as the consequences of accepting or rejecting this Offer. You should refer to the relevant tax disclosure discussion under Schedule A for a discussion of the believed tax consequences of participating in this Offer in your country of residence if your country of residence is not the United States.

Registration of Option Shares

All shares of Common Stock issuable upon exercise of options under our 2000 Plan, including the shares that will be issuable upon exercise of all Replacement Options, have been registered under the Securities Act of 1933, as amended (the “Securities Act”), on one or more Registration Statements on Form S-8 filed with the Securities and Exchange Commission. Unless you are considered an “affiliate” of Vicor (as defined under the Exchange Act), you will be able to sell the shares of Common Stock acquired through exercise of your Replacement Options free of any transfer restrictions under SEC Rule 144 promulgated under the Securities Act.

Vicor Amended and Restated 2000 Stock Option and Incentive Plan

Summary of Material Terms of 2000 Plan

The following is a summary of certain terms and conditions of the 2000 Plan. This summary is qualified in its entirety by reference to the 2000 Plan itself, which is attached hereto as Schedule B.

Plan Administration; Eligibility. The 2000 Plan is administered by the Administrator, which is a committee comprised of not less than two members of our Board of Directors who are not employed by the Company or its subsidiaries (“Independent Directors”).

The Administrator, in its discretion, may grant a variety of incentive awards based on the Common Stock of the Company. It has full power to select, from among the employees, Directors, and third-party service providers eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each grant, subject to the provisions of the 2000 Plan.

Persons eligible to participate in the 2000 Plan are those employees, Directors, and third-party service providers of the Company and its subsidiaries who are responsible for or contribute to the management, growth, or profitability of the Company and its subsidiaries, as selected from time to time by the Administrator.

Stock Options. The 2000 Plan permits the granting of (i) options to purchase Common Stock intended to Incentive Stock Options under Section 422 of the Code and (ii) Non-Qualified Stock Options that do not so qualify. However, the 2000 Plan prohibits the award of Incentive Stock Options after March 9, 2012 and no Incentive Stock Options have been granted since that date nor are any Incentive Stock Options outstanding under the 2000 Plan. The exercise price of each option is determined by the Administrator, but may not be less than 100% of the fair market value of our Common Stock on the date of grant in the case of Incentive Options, and may not be less than 85% of the fair market value of the Common Stock on the date of grant in the case of Non-Qualified Options.

The term of each option is fixed by the Administrator and may not exceed 10 years from date of grant. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Administrator.

Upon exercise of options, the option exercise price must be paid in full in a manner approved by the Administrator.

At the discretion of the Administrator, stock options granted under the 2000 Plan may include a “re-load” feature pursuant to which an optionee exercising an option by the delivery of shares of Common Stock would automatically be granted an additional stock option (with an exercise price equal to the fair market value of our Common Stock on the date the additional stock option is granted) to purchase that number of shares of Common Stock equal to the number of shares delivered to exercise the original stock option. The purpose of this feature is to enable participants to maintain any equity interest in the Company without dilution.

To qualify as Incentive Options, options must meet additional federal tax requirements, including limits on the value of shares subject to Incentive Options that first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

Stock Appreciation Rights. The Administrator may award a stock appreciation right (“SAR”) either as a freestanding award or in tandem with a stock option. Upon exercise of the SAR, the holder will be entitled to receive an amount equal to the excess of the fair market value on the date of exercise of one share of Common Stock over the exercise price per share specified in the related stock option (or, in the case of a freestanding SAR, the price per share specified in such right, which price may not be less than 100% of the fair market value of our Common Stock on the date of grant) times the number of shares of Common Stock with respect to which the SAR is exercised. This amount may be paid in cash, shares of Common Stock, or a combination thereof, as determined by the Administrator. If the SAR is granted in tandem with a stock option, exercise of the SAR cancels the related option to the extent of such exercise.

Restricted Stock. The Administrator may award shares of Common Stock to participants subject to such conditions and restrictions as the Administrator may determine (“Restricted Stock”). These conditions and restrictions may include the achievement of certain performance goals and/or continued employment or service with the Company or its subsidiaries through a specified restricted period. The purchase price of shares of Restricted Stock will be determined by the Administrator. If the performance goals and other restrictions are not attained, the participants will forfeit their awards of Restricted Stock.

Deferred Stock Awards. The Company may award phantom stock units to a participant, subject to such conditions and restrictions as the Administrator may determine (“Deferred Stock Awards”). These conditions and restrictions may include the achievement of certain performance goals and/or continued employment or service with Vicor or its subsidiaries. During the deferral period, the participant shall have no rights as a stockholder, but may be credited with dividend equivalent rights (as described below) with respect to the phantom stock units underlying his or her Deferred Stock Award. At the end of the deferral period, the Deferred Stock Award, to the extent vested, will be paid to the participant in the form of shares of Common Stock. In addition, the Administrator may permit a participant to elect to receive a portion of the cash compensation or Restricted Stock otherwise due to such participant in the form of a Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

Unrestricted Stock. The Administrator may grant shares (at no cost or for a purchase price determined by the Administrator) that are free from any restrictions under the 2000 Plan (“Unrestricted Stock”). Unrestricted Stock may be issued to employees and third-party service providers in recognition of past services or other valid consideration, and may be issued in lieu of cash bonuses to be paid to such persons.

Subject to the consent of the Administrator, an employee or third-party service provider of the Company or its subsidiaries may make an advance irrevocable election to receive a portion of his compensation in Unrestricted Stock (valued at fair market value on the date the cash compensation would otherwise be paid).

Performance Share Awards. The Administrator may grant performance share awards to employees, Directors, or third-party service providers entitling the recipient to receive shares of Common Stock upon the achievement of individual or Company performance goals and such other conditions as the Administrator shall determine (“Performance Share Awards”).

Dividend Equivalent Rights. The Administrator may grant dividend equivalent rights, which entitle the recipient to receive credits for dividends that would have been paid if the recipient had held specified shares of Common Stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalents credited under 2000 Plan may be paid currently or be deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue additional dividend equivalents at fair market value at the time of deemed reinvestment or on the terms then governing the reinvestment of dividends under the Company’s dividend reinvestment plan, if any. Dividend equivalent rights may be settled in cash, shares of Common Stock, or a combination thereof, in a single installment or installments, as specified in the award. Awards payable in cash on a deferred basis may provide for crediting and payment of interest equivalents.

Tax Withholding. Participants under the 2000 Plan are responsible for the payment of any federal, state or local taxes the Company is required by law to withhold upon any option exercise or vesting of other awards.

Participants may elect to have the minimum statutory tax withholding obligations satisfied either by authorizing us to withhold shares of Common Stock to be issued to an option exercise or other award, or by transferring to the Company shares of Common Stock having a value equal to the amount of such taxes.

Adjustments for Stock Dividends, Mergers, Etc. The Administrator will make appropriate adjustments in outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation, sale of the Company or similar event, as of the effective date of such transaction, all options and SARs shall become fully exercisable and all other awards shall become fully vested, except as the Administrator may otherwise determine with respect to particular awards. Unless provision is made in connection with such a transaction for the assumption of outstanding awards or the substitution of such awards with new awards, the 2000 Plan and all outstanding options and awards shall terminate.

Amendments and Termination. The Board of Directors may at any time amend or discontinue the 2000 Plan and the Administrator may at any time amend or cancel outstanding awards for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may be taken which adversely affects any rights under outstanding awards without the holder’s consent. Further, the 2000 Plan amendments shall be subject to approval by the Company’s stockholders if and to the extent required by the Code to preserve the qualified status of Incentive Stock Options.

Change of Control Provisions. The 2000 Plan provides that in the event of a Change of Control, all stock options and SARs shall automatically become fully exercisable. In addition, at any time prior to or after a Change of Control, the Administrator may accelerate awards and waive conditions and restrictions on any awards to the extent it may determine appropriate.

Tax Aspects under the U.S. Internal Revenue Code.

The following is a summary of the principal federal income tax consequences of option grants under the 2000 Plan. It does not describe all federal tax consequences under the 2000 Plan, and it does not describe state, foreign or local tax consequences.

Incentive Stock Options. Under the Code, an employee will not realize taxable income by reason of the grant or the exercise of an Incentive Option. If an employee exercises an Incentive Option and does not dispose of the shares until the later of (a) two years from the date the option was granted or (b) one year from the date the shares were transferred to the employee, the entire gain, if any, realized upon disposition of such shares will be taxable to the employee as capital gain, and the Company will not be entitled to any deduction. If an employee disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period requirements (a “disqualifying disposition”), the employee generally will realize ordinary income in the year of disposition, and the Company will receive a corresponding deduction, in an amount equal to the excess of (A) the lesser of (i) the amount, if any, realized on the disposition and (ii) the fair market value of the shares on the date the option was exercised over (B) the option exercise price. Any additional gain realized on the disposition of the shares acquired upon exercise of the option will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss depending upon the holding period for such shares.

The employee will be considered to have disposed of his or her shares if he or she sells, exchanges, makes a gift of or transfers legal title to the shares (except by pledge or by transfer on death). If the disposition of shares is by gift and violates the holding period requirements, the amount of the employee’s ordinary income (and the Company’s deduction) is equal to the fair market value of the shares on the date of exercise less the exercise price. If the disposition is by sale or exchange, the employee’s tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying distribution. The exercise of an Incentive Option may subject the employee to the alternative minimum tax.

Special rules apply if an employee surrenders shares of Common Stock in payment of the exercise price of his or her Incentive Option.

An Incentive Option that is exercised by an employee more than three months after such employee’s employment terminates will be treated as a Non-Qualified Option for federal income tax purposes. In the case of an employee who is disabled, the three-month period is extended to one year and in the case of an employee who dies, the three-month employment rule does not apply.

Non-Qualified Options. There are no federal income tax consequences to either the optionee or the Company on the grant of a Non-Qualified Option. In general, on the exercise of a Non-Qualified Option, the optionee has taxable ordinary income equal to the excess of the fair market value of our Common Stock received on the exercise date over the exercise price of the shares. The optionee’s tax basis for the shares acquired upon exercise of a Non-Qualified Option is increased by the amount of such taxable income. The Company is entitled to a federal income tax deduction in an amount equal to such excess. Upon the sale of the shares acquired by exercise of a Non-Qualified Option, the optionee will realize long-term or short-term capital gain or loss depending upon his or her holding period for such shares.

Special rules apply if an optionee surrenders shares of Common Stock in payment of the exercise price of a Non-Qualified Option.

Parachute Payments. The exercise of any portion of any option that is accelerated due to the occurrence of a Change of Control may cause a portion of the payments with respect to such accelerated options to be treated as “parachute payments” (as defined in the Code). Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or portion of such payment (in addition to other taxes ordinarily payable).

Limitations on Company’s Deductions. As a result of Section 162(m) of the Code, the Company’s federal tax deduction for certain awards under the 2000 Plan may be limited to the extent that the Company’s chief executive officer or certain other executive officers receives compensation (other than performance-based compensation) in excess of $1 million a year.

THE STATEMENTS IN THIS OFFER CONCERNING THE 2000 PLAN AND THE REPLACEMENT OPTIONS IS MERELY A SUMMARY AND DOES NOT PURPORT TO BE COMPLETE. THE STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, ALL PROVISIONS OF THE 2000 PLAN AND THE APPLICABLE FORM OF REPLACEMENT OPTION AWARD AGREEMENT THEREUNDER. COPIES OF THE 2000 PLAN, THE FORM OF REPLACEMENT OPTION AWARD AGREEMENT APPLICABLE TO REPLACEMENT OPTIONS ISSUED IN EXCHANGE FOR TIME-BASED ELIGIBLE OPTIONS, AND THE FORM OF REPLACEMENT OPTION AWARD AGREEMENT APPLICABLE TO REPLACEMENT OPTIONS ISSUED IN EXCHANGE FOR PERFORMANCE-BASED ELIGIBLE OPTIONS ARE ATTACHED HERETO AS SCHEDULES B, C, AND D, RESPECTIVELY. COPIES OF THE 2000 PLAN, THE APPLICABLE FORM OF REPLACEMENT OPTION AWARD AGREEMENT AND THE RELATED PROSPECTUSES ARE AVAILABLE UPON REQUEST BY EMAILING OPTION.PLAN.ADMINISTRATOR@VICR.COM OR CALLING JAMES A. SIMMS, CHIEF FINANCIAL OFFICER, AT (978) 470-2900. COPIES WILL BE PROVIDED PROMPTLY AT OUR EXPENSE.

9.	Information Concerning Vicor.

The Company. Vicor designs, develops, manufactures and markets modular power components, power management and complete power systems based upon a portfolio of patented technologies. Headquartered in Andover, Massachusetts, Vicor sells its products primarily to customers in the higher performance, higher power segments of the power systems market, including aerospace and defense electronics, enterprise and high performance computing, industrial equipment and automation, telecommunications and network infrastructure and vehicles and transportation markets. In addition to its operations in the United States, Vicor has operations in Europe, Japan and China. Vicor recently established a sales and customer support presence in India.

We were incorporated in Delaware in 1981. Shares of our Common Stock were listed on the NASDAQ National Market System beginning in April 1990 under the symbol “VICR,” and we completed our initial public offering in May 1991.

Available Information. We are subject to the informational filing requirements of the Exchange Act and, accordingly, are obligated to file reports, statements and other information with the SEC relating to our business, financial condition and other matters. Information, as of particular dates, concerning our Directors and executive officers, their remuneration, stock options granted to them, the principal holders of our securities and any material interest of these persons in transactions with us is required to be disclosed in proxy statements distributed to our stockholders and filed with the SEC. We also have filed an Issuer Tender Offer Statement on Schedule TO (the “Schedule TO”) with the SEC that includes additional information relating to the Offer.

These reports, statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material may also be obtained by mail, upon payment of the SEC’s customary charges, from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The SEC also maintains a website at www.sec.gov offering access to reports, proxy and information statements, and other information regarding registrants filing electronically with the SEC. You may access the Company’s publicly filed documents at this site, including the Schedule TO and the documents incorporated therein by reference. You may obtain information about the Public Reference Room by calling the SEC for more information at 1-800-SEC-0330. You may also visit the Investor Relations pages of the Company’s website (located at www.vicorpower.com) to access our SEC filings, including the Schedule TO and related documents, as well as the filings “incorporated by reference” shown immediately below.

Incorporation by Reference. The rules of the SEC allow us to “incorporate by reference” information into this Offer to Exchange, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The following documents that have been previously filed with the SEC contain important information about us and we incorporate them by reference (other than any portions of the respective filings that were furnished to, rather than filed with, the SEC under applicable SEC rules):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC on March 7, 2013.

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, as filed with the SEC on May 1, 2013.

•	Current Reports on Form 8-K, as filed with the SEC on February 21, 2013, February 26, 2013, March 4, 2013, March 8, 2013, April 14, 2013, and April 25, 2013.

Any statement contained in any document incorporated by reference into this Offer to Exchange shall be deemed to be modified or superseded to the extent that an inconsistent statement is made in this Offer to Exchange or any subsequently filed document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offer to Exchange.

10.	Interests of Directors, Officers and Affiliates; Transactions and Arrangements Concerning our Securities.

Interests of our Directors, Officers and Affiliates

Our Directors and Officers (as defined under Exchange Act Rule 16a-1(f)) are eligible to participate in the Option Exchange, although Patrizio Vinciarelli, our Chief Executive Officer, President, and Chairman of the Board, as well as the majority owner of our Common Stock and Class B Common Stock, does not hold any Eligible Options and is, therefore, not eligible to participate in the Option Exchange.

As of May 15, 2013, our Directors and Officers as a group (15 individuals, including Dr. Vinciarelli) held options outstanding under the Vicor Corporation 1993 Stock Option Plan, Vicor Corporation 1998 Stock Option and Incentive Plan, and the 2000 Plan (collectively, the “Equity Plans”) to purchase a total of 790,560 shares of our Common Stock, all awarded under the 2000 Plan, and 640,560 of these options held by our Directors and Officers are Eligible Options. These Eligible Options represented approximately 33% of the total options outstanding under the 2000 Plan (the only Equity Plan under which options were outstanding as of May 15, 2013) and approximately 38% of all Eligible Options.

For purposes of the following tables, and in accordance with SEC rules, shares of our Common Stock are considered “beneficially owned” (as determined under Exchange Act Rule 13d-3) if the person directly or indirectly has sole or shared power to vote or direct the voting of the shares, has sole or shared power to divest or direct the divestment of the shares, or if he or she has the right to acquire those shares within 60 days (i.e., holds options exercisable for the purchase of those shares within 60 days).

The percentages shown in the following tables have been determined as of May 15, 2013, and are based on a total of 38,537,741 shares outstanding on such date, of which 26,770,689 are shares of Common Stock entitled to one vote per share, and 11,767,052 are shares of Class B Common Stock entitled to 10 votes per share. Each share of Class B Common Stock is convertible into one share of Common Stock at any time upon the election of the holder thereof.

The following table sets forth as of May 15, 2013, the aggregate number and percentage of shares of Common Stock and shares of Class B Common Stock beneficially owned by each person who owns (to our knowledge and based on the most current Schedule 13Ds, 13Gs, and 13Fs filed with the SEC for each such person) more than 5% of our outstanding Common Shares and shares of Class B Common Stock.

Owners of More than 5% of our Common Stock and Class B Common Stock

Name of Beneficial Owner	Total Number of Shares Beneficially Owned (1) (2)		Percent of Common Stock Beneficially Owned	Percent of Class B Common Stock Beneficially Owned	Percent of Voting Power
Patrizio Vinciarelli	20,699,128		35.9%	93.7%	82.9%

Estia J. Eichten	1,183,307	(3)	1.8%	5.9%	5.1%

Manatuck Hill Partners, LLC (4) 1465 Post Road East Westport, CT 06880	1,996,238		7.4%	*	1.4%

BlackRock, Inc. (5) 40 East 52nd Street New York, NY 10022	1,670,156		6.2%	*	1.1%

*	Less than 1%

(1)	Includes shares issuable upon the exercise of options to purchase Common Stock of the Company exercisable or will become exercisable on or before July 15, 2013, in the following amounts:

Name of Beneficial Owner	Shares
Estia J. Eichten	11,583

(2)

The calculation of the total number of shares of Common Stock beneficially owned includes the following shares of Class B Common Stock: for Dr. Vinciarelli, 11,023,648 shares of Class B Common Stock, and for Dr. Eichten, 690,700 shares of Class B Common Stock. Each share of Class B Common Stock is convertible into one share of Common Stock at any time upon the election of the holder thereof.

(3)

Includes 8,750 shares of Common Stock beneficially owned by Dr. Eichten’s spouse as to which Dr. Eichten disclaims beneficial ownership. In addition, includes 71,945 shares of Common Stock held by the Belle S. Feinberg Memorial Trust, as to which Dr. Eichten disclaims beneficial ownership. Dr. Eichten is a trustee of the Belle S. Feinberg Memorial Trust.

(4)

Information reported is based upon a Schedule 13G filed on February 14, 2013, reflecting holdings as of December 31, 2012. All shares are held by Manatuck Hill Partners, LLC, which holds sole voting and dispositive power with regard to such shares. We have not made any independent determination as to the beneficial ownership of such holder and are not restricted in any determination we may make by reason of inclusion of such holder or its shares in this table.

(5)

Information reported is based upon a Schedule 13F-HR filed on April 18, 2013, reflecting holdings as of March 31, 2013. All shares are held by BlackRock, Inc., which holds sole voting and dispositive power with regard to such shares. We have not made any independent determination as to the beneficial ownership of such holder and are not restricted in any determination we may make by reason of inclusion of such holder or its shares in this table.

The following table sets forth as of May 15, 2013, the aggregate number of shares of Common Stock and shares of Class B Common Stock beneficially owned by each Director and Officer, and as a group.

Ownership of Directors and Officers

Name of Beneficial Owner	Total Number of Shares Beneficially Owned (1) (2)		Percent of Common Stock Beneficially Owned	Percent of Class B Common Stock Beneficially Owned	Percent of Voting Power
Patrizio Vinciarelli	20,699,128		35.9%	93.7%	82.9%
Estia J. Eichten	1,183,307	(3)	1.8%	5.9%	5.1%
David T. Riddiford	108,555	(4)	*	*	*
James A. Simms	41,583		*	*	*
Samuel J. Anderson	27,454		*	*	*
Barry Kelleher	25,840		*	*	*
Jason L. Carlson	23,583		*	*	*
Liam K. Griffin	20,583		*	*	*
Richard E. Zengilowski	10,560		*	*	*
Claudio Tuozzolo	11,583		*	*	*
All Directors and Officers as a group (15 persons)	22,192,483		38.6%	99.6%	88.1%

*	Less than 1%

(1)

Reflects ownership of Common Stock and Class B Common Stock, as well as shares issuable upon the exercise of options to purchase Common Stock of the Company exercisable or will become exercisable on or before July 15, 2013, in the following amounts:

Name of Beneficial Owner	Shares
James A. Simms	41,583
Jason L. Carlson	23,583
Barry Kelleher	23,583
Liam K. Griffin	20,583
Samuel J. Anderson	11,583
Estia J. Eichten	11,583
David T. Riddiford	11,583
Claudio Tuozzolo	11,583
Richard E. Zengilowski	10,000

(2)

The calculation of the total number of shares of Common Stock beneficially owned includes the following shares of Class B Common Stock: for Dr. Vinciarelli, 11,023,648 shares of Class B Common Stock, and for Dr. Eichten, 690,700 shares of Class B Common Stock; and for all Directors and Officers as a group, 11,714,348 shares of Class B Common Stock. Each share of Class B Common Stock is convertible into one share of Common Stock at any time upon the election of the holder thereof.

(3)

Includes 8,750 shares of Common Stock beneficially owned by Dr. Eichten’s spouse as to which Dr. Eichten disclaims beneficial ownership. In addition, includes 71,945 shares of Common Stock held by the Belle S. Feinberg Memorial Trust, as to which Dr. Eichten disclaims beneficial ownership. Dr. Eichten is a trustee of the Belle S. Feinberg Memorial Trust.

(4)	Includes 4,500 shares of Common Stock beneficially owned by Mr. Riddiford’s spouse as to which Mr. Riddiford disclaims beneficial ownership.

The following table alphabetically sets forth the ownership by each of our Directors and Officers of options outstanding, Eligible Options, and the percentage of total Eligible Options owned by each such person, as of May 15, 2013.

Ownership of Eligible Options of Directors and Officers

Name of Beneficial Owner	Total Options Owned (1)	Eligible Options Owned (2)	Percent of Total Eligible Options Owned (3)
Samuel J. Anderson	15,695	15,695	0.9%
Jason L. Carlson	30,695	30,695	1.8%
Philip D. Davies	130,000	100,000	6.0%
Estia J. Eichten	15,695	15,695	0.9%
Barry Kelleher	160,695	135,695	8.1%
Liam K. Griffin	30,695	30,695	1.8%
H. Allen Henderson	25,000	25,000	1.5%
Michael S. McNamara	40,000	25,000	1.5%
Richard J. Nagel, Jr.	25,000	25,000	1.5%
David T. Riddiford	15,695	15,695	0.9%
Douglas W. Richardson	65,000	50,000	3.0%
James A. Simms	120,695	95,695	5.7%
Claudio Tuozzolo	40,695	15,695	0.9%
Patrizio Vinciarelli	0	0	—
Richard E. Zengilowski	75,000	60,000	3.6%
All Directors and Officers as a group (15 persons)	790,560	640,560	38.1%

(1)	Figures represent all options held, whether vested or unvested.

(2)	Figures represent all Eligible Options held, whether vested or unvested. Figures exclude any options held that were awarded on or after January 1, 2013.

(3)	Percentages represent the quotient of Eligible Options owned by the individual to total Eligible Options of 1,678,155.

Securities Transactions

For the 60 days prior to May 15, 2013, none of our Directors or Officers acquired or disposed shares of our Common Stock, exercised any stock options for the purchase of shares of our Common Stock, or acquired, disposed, or converted shares of our Class B Common Stock.

The following is a list of the Common Stock and option transactions effected by the Company or, to our knowledge, our Directors and Officers, or any affiliates thereof, during the 60 days preceding May 15, 2013:

•

On March 18, 2013, the Company announced its intent to commence a tender offer for shares of its Common Stock representing up to $10,000,000 in aggregate value and commenced this tender offer on March 21, 2013, with an expiration date of April 22, 2013. Based on the final results of the tender offer, as reported on April 26, 2013, the Company accepted for purchase 1,341,575 shares of its Common Stock, at a price of $5.00 per share, for a total cost of approximately $6,708,000.

•

On May 14, 2013, the Company awarded options to purchase, at an exercise price of $5.35 per share, an aggregate of 150,000 shares of Common Stock, under the 2000 Plan, to the following Officers, in the amounts shown:

Philip D. Davies	30,000
Barry Kelleher	25,000
Michael S. McNamara	15,000
Douglas W. Richardson	15,000
James A. Simms	25,000

Claudio Tuozzolo	25,000
Richard E. Zengilowski	15,000

Agreements

We have awarded grants of options for the purchase of shares of Common Stock under the Equity Plans to our Directors and Officers, including Time-Based Eligible Options and Performance-Based Eligible Options. All of the Equity Plans have been approved by the Company’s stockholders. As May 15, 2013, an aggregate of 1,169,967 shares of our Common Stock, of the 4,000,000 originally reserved, remained available for grant under the 2000 Plan and no shares remain available for grant under any of the other Equity Plans.

The exercise price of outstanding stock options is generally the last reported sale price per share of our Common Stock on the NASDAQ on the date of grant. Outstanding time-vested options (including Time-Based Eligible Options) generally vest over a period of five years following the date of grant and may be exercised, if vested, for a period of 10 years following such date; provided, however, that outstanding options awarded to our Directors vest in equal annual installments over a period of three years following the date of grant.

Outstanding performance-based options (including Performance-Based Eligible Options) vest upon the achievement of certain quarterly revenue targets by the Company’s Brick Business Unit, and may be exercised, if vested, for up to 10 years from the date of grant.

Except as otherwise described or incorporated by reference in this Offer to Exchange, the Schedule TO, or the Company’s most recent proxy statement, and except for the Equity Plans, which are described in Note 3 to the financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which descriptions are incorporated herein by reference, and the agreements described above, none of the Company nor, to the Company’s knowledge, any of its Directors, Officers, or affiliates is a party to any contract, arrangement, understanding, or relationship with any other person relating, directly or indirectly, to the Offer or with respect to any securities of the Company, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss, or the provision or withholding of proxies, consents or authorizations.

11.	Status of Eligible Options Acquired by Us in this Offer; Accounting Consequences of this Offer.

Eligible Options we acquire pursuant to this Offer will be cancelled on the Offer Expiration Date.

We have adopted the provisions of Accounting Standards Codification (ASC) 718 “Compensation – Stock Compensation”. Under ASC 718, we expect to recognize the incremental compensation cost, if any, of the new stock option awards granted in this Offer. The incremental compensation cost will be measured as the excess, if any, of the fair value of each new stock option award granted to employees in exchange for surrendered stock options, measured as of the date such awards are granted, over the fair value of the original stock option surrendered in exchange for such awards, measured immediately before the exchange. The incremental and remaining compensation expense associated with this Offer will be recognized over the service period of such awards. If any portion of the Replacement Options granted is forfeited prior to the completion of the service condition due to termination of employment or service, the compensation cost for the forfeited portion of the award will not be recognized.

12.	Agreements; Legal Matters; Regulatory Approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of Eligible Options and grant of Replacement Options as contemplated by this Offer. If any approval or other action by any government or governmental, administrative, or regulatory authority or agency, domestic or foreign, is required for the acquisition or ownership of our options and a procedure for obtaining such approval is practically available, as contemplated herein, we presently contemplate we will undertake commercially reasonable steps to obtain such approval or take such other action. We are unable to predict whether we may in the future determine we are required to delay the acceptance of options or not accept options for exchange pending the outcome of any such matter. We cannot assure you any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under this Offer to accept options tendered for exchange and to grant Replacement Options for options tendered as part of the exchange is subject to conditions, including the conditions described in Section 6 of the Offer to Exchange entitled “Conditions of this Offer.”

13.	Material U.S. Federal Income Tax Consequences.

CIRCULAR 230 DISCLAIMER: THE FOLLOWING DISCLAIMER IS PROVIDED IN ACCORDANCE WITH THE INTERNAL REVENUE SERVICE’S CIRCULAR 230 (21 C.F.R. PART 10). THIS ADVICE IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY YOU, FOR THE PURPOSE OF AVOIDING ANY PENALTIES THAT MAY BE IMPOSED ON YOU. YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following is a summary of the material U.S. federal income tax consequences of the exchange of Eligible Options for Replacement Options pursuant to the Offer for those Eligible Participants subject to U.S. federal income tax. This discussion is based on the Code, its legislative history, treasury regulations promulgated thereunder, and administrative and judicial interpretations as of the date of the Offer to Exchange, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. This summary does not address applicable foreign, state, or local taxes to which you may be subject.

If you are a citizen or resident of, or are otherwise subject to the tax laws of, another country, or change your residence or citizenship during the term of this Offer, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in the United States apply to your specific situation. Please refer to Schedule A of this document if you reside outside the U.S.

All of the Eligible Options are Non-Qualified Stock Options under the Code. If you choose to exchange your Eligible Options for Replacement Options, you should not be required to recognize income for U.S. federal income tax purposes at the time of the exchange. Your Replacement Options will be Non-Qualified Stock Options for purposes of U.S. tax law. Under current law, an option holder generally will not realize taxable income upon the grant of a Non-Qualified Stock Option. However, when an option holder exercises the option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be compensation income taxable to the option holder. If you were an employee at the time of the grant of the option, any income recognized upon exercise of a Non-Qualified Stock Option generally will constitute wages for which withholding will be required.

We generally will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if we comply with eligible reporting requirements.

Upon disposition of the shares acquired upon exercise of a non-qualified option, any gain or loss is treated as capital gain or loss. Whether such gain or loss is long-term or short-term will depend upon the amount of time that elapses from the date that you exercise Replacement Options until the date of disposition of the shares of Common Stock issued to you upon exercise of such Replacement Options.

IF YOU RESIDE OUTSIDE THE UNITED STATES THE INFORMATION CONTAINED IN THIS SECTION MAY NOT BE APPLICABLE TO YOU. YOU ARE ADVISED TO REVIEW THE COUNTRY SPECIFIC DISCLOSURES IN SCHEDULE A ATTACHED HERETO AND TO CONSULT WITH AN APPROPRIATE PROFESSIONAL ADVISOR AS TO HOW LOCAL TAX OR OTHER LAWS OF YOUR COUNTRY OF RESIDENCE APPLY TO YOUR SPECIFIC SITUATION.

PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCES AND INDIVIDUAL FOREIGN JURISDICTIONS. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THIS OFFER.

14.	Extension of Offer; Termination; Amendment.

We expressly reserve the right, in our sole discretion, at any time and from time to time, and regardless of whether or not any event set forth in Section 6 of the Offer to Exchange entitled “Conditions of this Offer” has occurred or is deemed by us to have occurred, to extend the period of time during which this Offer is open, and thereby delay the acceptance for exchange of any Eligible Options, by giving oral or written notice of such extension to the option holders eligible to participate in the exchange or making a public announcement thereof.

We also expressly reserve the right, in our reasonable judgment, before the Offer Expiration Date, to terminate or amend this Offer and to postpone our acceptance and cancellation of any options elected for exchange upon the occurrence of any of the conditions specified in Section 6 by giving oral or written notice of such termination, amendment or postponement to Eligible Participants and making a public announcement thereof. We will return the options elected for exchange promptly after termination or withdrawal of the Offer.

Subject to compliance with applicable law, we further reserve the right, in our sole discretion, and regardless of whether any event set forth in Section 6 has occurred or is deemed by us to have occurred, to amend this Offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in this Offer to option holders or by decreasing or increasing the number of options being sought in this Offer.

Amendments to this Offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the amendment must be issued no later than 6:00 a.m. Eastern Time on the next business day following the previously scheduled expiration of this Offer. Any public announcement made pursuant to this Offer will be disseminated promptly to option holders in a manner reasonably designed to inform option holders of such change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law, we have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release via the Marketwired news service.

If we materially change the terms of this Offer or the information concerning this Offer, or if we waive a material condition of this Offer, we will extend this Offer. Except for a change in price or a change in percentage of securities sought, the amount of time by which we will extend this Offer following a material change in the terms of this Offer or information concerning this Offer will depend on the facts and circumstances, including the relative materiality of such terms or information. If we decide to take any of the following actions, we will publish notice or otherwise notify you of such action in writing after the date of such notice:

(a) we increase or decrease the amount of consideration offered for the options;

(b) we decrease the number of options eligible to be elected for exchange in this Offer; or

(c) we increase the number of options eligible to be elected for exchange in this Offer by an amount that exceeds 2% of the shares of Common Stock issuable upon exercise of the options that are subject to this Offer immediately prior to the increase;

and if this Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such increase or decrease is first published, sent or given in the manner specified in this Section 14 of this Offer, we will extend this Offer so that this Offer is open at least 10 business days following the publication, sending or giving of notice.

15.	Fees and Expenses.

We will not pay any fees or commissions to any broker, dealer, or other person for soliciting elections to exchange options pursuant to this Offer.

16.	Additional Information.

Before making a decision on whether to elect to exchange your Eligible Options, you should review, in addition to the Offer Documents, the following materials we have filed with the SEC:

(a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 7, 2013.

(b) Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed with the SEC on May 1, 2013.

(c) Our Current Reports on Form 8-K filed with the SEC on February 21, 2013, February 26, 2013, March 4, 2013, March 8, 2013, April 14, 2013, and April 25, 2013.

These filings, our other annual, quarterly, and current reports, our proxy statements, and our other SEC filings may be examined at, and copies may be obtained from, the SEC public reference rooms located at:

100 F Street, N.E.

Washington, D.C. 20549

You may obtain information on the operation of the public reference room by calling the SEC at (202) 551-8090.

Our SEC filings are also available to the public on the SEC’s website at www.sec.gov.

We will also provide, without charge, to each person to whom a copy of this Option Exchange is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

Vicor Corporation

Attention: James A. Simms, Secretary

25 Frontage Road

Andover, MA 01810

or by calling us at (978) 470-2900.

As you read the foregoing documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

The information contained in this Offer to Exchange about Vicor should be read together with the information contained in the documents to which we have referred you.

17.	Miscellaneous.

The Offer Documents and our SEC reports referred to above include “forward-looking statements.” These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of such terms or other comparable terminology. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed in our most recently filed report on Form 10-K or Form 10-Q.

The safe harbor provided in the Private Securities Litigation Reform Act of 1995, by its terms, does not apply to statements made in connection with this Offer.

We are not aware of any jurisdiction where the making of this Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of this Offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, this Offer will not be made to, nor will elections to exchange options be accepted from or on behalf of, the option holders residing in such jurisdiction.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE OR REFRAIN FROM EXCHANGING YOUR OPTIONS PURSUANT TO THIS OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR OTHER INFORMATION TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED TERMS OF ELECTION FORM. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

WARNING TO ELIGIBLE PARTICIPANTS IN HONG KONG

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

No action has been taken in Hong Kong to permit the distribution of this document. This document is distributed on a confidential basis. This Offer is not available to any person other than the person to whom the Offering Documents relating to the Offer have been sent. No person in Hong Kong other than the person to whom the copy of the Offering Documents relating to the Offer have been addressed may treat the same as constituting an invitation to such person to participate in the Option Exchange. This document may not be reproduced in any form or transmitted to any person other than the person to whom it is addressed, except as contemplated herein or required by applicable law.

Vicor Corporation

May 16, 2013

Schedule A

A SUMMARY OF TAX CONSIDERATIONS FOR NON-U.S. EMPLOYEES

THE FOLLOWING IS A SUMMARY OF THE MATERIAL TAX CONSEQUENCES FOR ELIGIBLE PARTICIPANTS PARTICIPATING IN THE OPTION EXCHANGE. THESE INDIVIDUAL SUMMARIES ARE GENERAL IN NATURE AND DO NOT IDENTIFY NOR ADDRESS ALL OF THE TAX CONSEQUENCES THAT MAY BE RELEVANT TO YOU GIVEN YOUR PARTICULAR CIRCUMSTANCES. WE DO NOT INTEND FOR THIS INFORMATION TO BE APPLICABLE IN ALL RESPECTS TO ALL CATEGORIES OF ELIGIBLE PARTICIPANTS, NOR DO WE MAKE ANY REPRESENTATIONS AS TO THE ACCURACY OF THE INFORMATION PRESENTED.

YOU SHOULD BE AWARE TAX LAWS AND RELATED REGULATIONS CHANGE FREQUENTLY AND, OCCASIONALLY, ON A RETROACTIVE BASIS. AS SUCH, THE INFORMATION PRESENTED HEREIN MAY BE INCORRECT AT THE TIME OF THE GRANT OF REPLACEMENT OPTIONS, WHEN YOU EXERCISE YOUR REPLACEMENT OPTIONS, OR WHEN YOU SELL THE SHARES OF OUR COMMON STOCK ACQUIRED UPON EXERCISE OF YOUR REPLACEMENT OPTIONS.

IF YOU ARE A CITIZEN OR RESIDENT OF MORE THAN ONE COUNTRY, OR ARE CONSIDERED A RESIDENT OF MORE THAN ONE COUNTRY FOR LOCAL LAW AND TAX PURPOSES, THE INFORMATION PRESENTED HEREIN MAY NOT BE APPLICABLE TO YOU.

IT IS THE RESPONSIBILITY OF THE ELIGIBLE PARTICIPANT, NOT THAT OF VICOR OR E*TRADE, TO ENSURE COMPLIANCE WITH RELEVANT TAX AND REGULATORY MATTERS ASSOCIATED WITH HOLDING REPLACEMENT OPTIONS, THE EXERCISE OF REPLACEMENT OPTIONS, AND/OR THE PURCHASE AND SALE OF SHARES OF VICOR COMMON STOCK.

FRANCE

This summary of material tax consequences is based on the law in effect in the French Republic as of May 15, 2013. As we make no representations as to the accuracy of the information presented, we strongly encourage you, in any circumstance, to seek the advice of qualified investment and tax professionals when determining whether or not to participate in the Option Exchange.

Tax Information

Option Exchange	You likely will not be subject to tax as a result of the exchange of Eligible Options for Replacement Options.

Grant of Replacement Options	You will not be subject to tax nor social insurance contributions when Replacement Options are granted to you.

Exercise of Replacement Options	When you exercise Replacement Options, you will be subject to income tax on the difference (i.e., the gain or the “spread”) between (i) the fair market value of the shares of our Common Stock on the date of exercise and (ii) the Exercise Price. The gain will be characterized as salary income and taxed at your progressive rate. Social insurance contributions will also be due on the gain at exercise.

Wealth Tax	Any shares of our Common Stock acquired under the 2000 Plan may need to be included in your personal estate and must be declared to the tax authorities if the total amount of your taxable personal estate (including your household’s) exceeds a certain threshold (€1,300,000 for 2013), as valued on January 1. You should seek the advice of qualified investment and tax professionals, as well as legal counsel, to determine if any shares of our Common Stock held by you need to be included in your personal estate for purposes of calculating your wealth tax.

Sale of Shares	As of January, 1 2013, the fixed capital gains tax rate was replaced by taxation of the gain at progressive rates as follows:

Up to €5,962 0%
€5,963 to €11,896 5.5%
€11,897 to €26,420 14.0%
€26,421 to €70,830 30.0%
€70,831 to €150,000 41.0%
€150,001 and over 45.0%

However, a proportional reduction in the progressive tax rate will be applied based upon the holding period of the assets, as follows:

Holding period: 2 – 3 years Reduction: 20%
Holding period: 4 – 6 years Reduction: 30%
Holding period: 7 years or more Reduction: 40%

The percentage reductions shown above do not apply to the social taxes rates (currently 15.5%).

Withholding and Reporting	Vicor is not required to withhold income tax when you exercise or sell your Replacement Options. However, because the gain at exercise of your Replacement Options will be considered salary income, we are required to report such amounts on our annual declaration of salaries (which is filed with the French tax and labor authorities) and on your monthly pay records. In addition, we will withhold and pay all applicable social insurance contributions at the time you exercise your Replacement Options. You are responsible for reporting on your personal income tax return and paying any and all income tax due as a result of your participation in the Option Exchange.

GERMANY

This summary of material tax consequences is based on the law in effect in the Federal Republic of Germany as of May 15, 2013. As we make no representations as to the accuracy of the information presented, we strongly encourage you, in any circumstance, to seek the advice of qualified investment and tax professionals when determining whether or not to participate in the Option Exchange.

Tax Information

Option Exchange	You likely will not be subject to tax as a result of the exchange of Eligible Options for Replacement Options.

Grant of Replacement Options	You will not be subject to tax when Replacement Options are granted to you.

Exercise of Replacement Options	When you exercise Replacement Options, you will be subject to income tax at your marginal income tax rate (up to 45%), plus solidarity surcharge at 5.5% and church tax (at rates of 8% or 9%, if applicable), on the income tax owed. The taxable amount will be the difference (i.e., the gain or the “spread”) between (i) the fair market value of the shares of our Common Stock on the date of exercise and (ii) the Exercise Price. You will also be subject to social insurance contributions (1) on the spread to the extent that your income has not yet exceeded applicable annual income ceilings. We strongly encourage you, in any circumstance, to seek the advice of qualified investment and tax professionals, as well as legal counsel, regarding whether this deduction applies to your specific situation.

Sale of Shares	When you sell shares of Vicor Common Stock acquired at exercise of the Replacement Options, you will be subject to a capital gains tax at a flat rate of 25% (plus solidarity surcharge and, if applicable, church tax, on the flat rate tax), provided you do not own 1% or more of Vicor’s stated capital (and have not owned 1% or more at any time in the last five years) and the shares are not held as business assets. The taxable amount will be the difference between (i) the sales proceeds and (ii) the fair market value of the shares of our Common Stock on the date of exercise. Certain deductions may apply based on you filing status. Also, if the flat tax rate exceeds your marginal income tax rate, you may elect an assessment in order to have your marginal income tax rate applied to the capital gain.

If you realize a capital loss, you may deduct the loss only from capital gains generated from the sale of shares in the same calendar year or in subsequent calendar years. The loss may not be deducted from other income from capital investments (e.g., dividend income or interest income) of the same calendar year or subsequent calendar years.

Withholding and Reporting	Vicor will withhold and report income tax and social insurance contributions on the income recognized at exercise of Replacement Options. You are responsible for including any income from your Replacement Options in your annual tax return and for paying any difference between your actual tax liability and the amount withheld. You are also responsible for reporting and paying any tax resulting from the sale of your shares of Vicor Common Stock and the receipt of any dividends.

(1)

The combined social insurance contribution for 2013 for an employee, based on income, is calculated as follows: (i) statutory pension insurance of 9.45% and unemployment at 1.5% (on income up to €69,600 for West German states and €58,800 for East German states), and (ii) statutory health insurance at 15.5% and nursing care insurance at 1.03% plus an additional 0.25% for employees without children (on income up to €47,250).

HONG KONG

This summary of material tax consequences is based on the law in effect in Hong Kong, a Special Administrative Region of the People’s Republic of China, as of May 15, 2013. As we make no representations as to the accuracy of the information presented, we strongly encourage you, in any circumstance, to seek the advice of qualified investment and tax professionals when determining whether or not to participate in the Option Exchange.

Tax Information

Option Exchange	You will only be subject to tax as a result of the exchange of Eligible Options for Replacement Options to the extent that the value of the Replacement Options exceeds the value of the Eligible Options, as determined by the Inland Revenue Ordinance. Any such gain may be chargeable to salaries taxes on the basis set out in the Inland Revenue Ordinance.

Grant of Replacement Options	You will not be subject to tax when Replacement Options are granted to you.

Exercise of Replacement Options	When you exercise the Replacement Options, you will be subject to salaries tax on the difference (i.e., the gain or the “spread”) between (i) the fair market value of the shares of our Common Stock on the date of exercise and (ii) the Exercise Price. You will not be subject to Mandatory Provident Fund contributions on the spread at exercise, as it is not considered “relevant income” for the purposes of your obligations under the Mandatory Provident Fund Schemes Ordinance.

Sale of Shares	When you sell the shares of Common Stock acquired upon exercise of the Replacement Options, you will not be subject to further salaries tax or to any capital gains tax.

Withholding and Reporting	Vicor is not required to withhold tax when you exchange Eligible Options for Replacement Options or when you exercise Replacement Options, but is required to report the income to the Inland Revenue Department. It is your responsibility to report on your annual tax return and pay any salaries taxes resulting from the exchange of Eligible Options for Replacement Options or from the exercise of Replacement Options.

ITALY

This summary of material tax consequences is based on the law in effect in the Italian Republic as of May 15, 2013. As we make no representations as to the accuracy of the information presented, we strongly encourage you, in any circumstance, to seek the advice of qualified investment and tax professionals when determining whether or not to participate in the Option Exchange.

Tax Information

Option Exchange	You likely will not be subject to tax as a result of the exchange of unvested Eligible Options for Replacement Options; however, the exchange of vested Eligible Options for Replacement Options may be a taxable event for you.

Grant of Replacement Options	You will not be subject to tax when Replacement Options are granted to you.

Exercise of Replacement Options/Sale of Shares	Due to legal restrictions in Italy, you will not be entitled to hold any shares of Vicor Common Stock upon exercise of your Replacement Options. As such, you will be required to use “cashless” method of exercise through your E*TRADE transactional account, meaning you will be required to immediately sell all of the shares of Vicor Common Stock acquired upon exercise of your Replacement Options. You will receive cash proceeds in your E*TRADE transactional account equal to the difference between (i) the sales proceeds (i.e., the fair market value of the shares of Common Stock at exercise/sale(1)) and (ii) Exercise Price, minus any applicable taxes and brokerage fees. You will not be subject to social insurance contributions when you exercise Replacement Options.

If the sale price on the date of cashless exercise is greater than the average of the share prices over the month preceding the date of cashless exercise, you will be subject to capital gains tax on the difference. If the sale price on the date of cashless exercise is less than the average of the share prices over the month preceding the date of cashless exercise, you will realize a capital loss equal to this difference. This capital loss can be carried forward and used to offset capital gains earned over the following four years.

Withholding and Reporting	Vicor is required to withhold and report income tax when you exercise Replacement Options in a cashless exercise. If your actual tax liability is greater than the amount withheld, however, it is your responsibility to pay any additional tax due.

(1)

For Italian tax purposes, the fair market value of a shares of our Common Stock is the average price of our Common Stock on the official stock exchange on which shares of Vicor Common Stock are traded (i.e., NASDAQ) over the month immediately preceding and including the date of exercise.

JAPAN

This summary of material tax consequences is based on the law in effect in Japan as of May 15, 2013. As we make no representations as to the accuracy of the information presented, we strongly encourage you, in any circumstance, to seek the advice of qualified investment and tax professionals when determining whether or not to participate in the Option Exchange.

Tax Information

Option Exchange	Although the tax treatment of the Option Exchange is unclear under Japanese law, you likely will not be subject to tax as a result of the exchange of Eligible Options for Replacement Options.

Grant of Replacement Options	You will not be subject to tax when Replacement Options are granted to you.

Exercise of Replacement Options	When you exercise Replacement Options, you will be subject to tax at your progressive income tax rate (up to 50%, including local inhabitants tax) on the difference (i.e., the gain or the “spread”) between (i) the fair market value of the shares of our Common Stock on the date of exercise and (ii) the Exercise Price. The gain likely will be characterized as remuneration income and will be taxed at your marginal tax rate. You likely will not be subject to social insurance contributions on the gain when you exercise Replacement Options.

Sale of Shares	When you sell the shares of Vicor Common Stock acquired upon exercise of Replacement Options, you will be subject to capital gains tax on the difference between (i) the sales proceeds and (ii) Exercise Price.

Capital gains are generally taxed at a flat rate of 20%; however, a temporary capital gains tax rate of 10% may be available (up to ¥5 million) if you have held the shares for at least one year prior to selling the shares and you complete such sale through a licensed securities broker in Japan. We strongly encourage you, in any circumstance, to seek the advice of qualified investment and tax professionals, as well as legal counsel, to determine if you are eligible for this reduced rate.

If you realize a loss upon the sale of your shares of Vicor Common Stock, you may deduct the loss against capital gains you realize in the same tax year and for the three subsequent tax years, provided certain conditions are met.

Withholding and Reporting	Vicor is not required to withhold or report income tax when you exercise your Replacement Options. You are responsible for filing a personal tax return and reporting and paying any taxes resulting from this Option Exchange, the exercise of Replacement Options, and the sale of shares of our Common Stock issued upon exercise of such Replacement Options. The Japanese tax authorities are aware that employees of Japanese affiliates of U.S. companies may earn income as a result of their participation in equity incentive plans such as the 2000 Plan, and, as such, have been auditing the tax returns of such employees to confirm that they have correctly reported the resulting income.

Exchange Controls	If you pay more than ¥30 million in a single transaction to acquire shares of Vicor Common Stock upon a cash exercise of Replacement Options, you must file a Payment Report with the Ministry of Finance through the Bank of Japan by the 20th day of the month following the month in which those shares were acquired. If you acquire shares with a value exceeding ¥100 million in a single transaction, you must also file a Securities Acquisition Report, in addition to the Payment Report, with the Ministry of Finance through the Bank of Japan within 20 days of the date of exercise.

UNITED KINGDOM

This summary of material tax consequences is based on the law in effect in United Kingdom of Great Britain and Northern Ireland as of May 15, 2013. As we make no representations as to the accuracy of the information presented, we strongly encourage you, in any circumstance, to seek the advice of qualified investment and tax professionals when determining whether or not to participate in the Option Exchange.

Tax Information

Option Exchange	You likely will not be subject to tax as a result of the exchange of Eligible Options for Replacement Options.

Grant of Replacement Options	You will not be subject to tax when Replacement Options are granted to you.

Exercise of Replacement Options	When you exercise Replacement Options, you will be subject to income tax and employee national insurance contributions (“NICs”) on the difference (i.e., the gain or the “spread”) between (i) the fair market value of the shares of our Common Stock on the date of exercise and (ii) the Exercise Price. Pursuant to a joint election between you and Vicor, you will also be liable for paying Vicor’s portions of NICs on the gain when you exercise Replacement Options. We will calculate the income tax and NICs due by way of withholding on exercise of Replacement Options and account for these amounts to HM Revenue and Customs (“HMRC”) on your behalf. If, for any reason, we are unable to withhold the applicable income tax and NICs under the Pay As You Earn (“PAYE”) system or by any other method permitted, you must reimburse Vicor for the tax paid within 90 days of the date of exercise of Replacement Options. If you fail to pay this amount to us within that time limit, the amount of any uncollected tax due from you (assuming you are not a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act)) will constitute a loan owed by you to Vicor bearing interest at the then-current HMRC official rate.

Sale of Shares	When you sell the shares of Vicor Common Stock acquired upon exercise of the Replacement Options, you will be subject to capital gains tax on the difference between (i) the sale proceeds and (ii) the fair market value of shares of our Common Stock on the date of exercise. Capital gains tax, at a flat rate of 18%, is only payable on gains from all sources in any tax year to the extent that total gains do not exceed the upper limit of the income tax basic rate band (which is £34,370 for the tax year 2012-2013) and 28% for amounts which exceed that limit. Capital gains tax is only payable on gains from all sources in any tax year to the extent that those gains exceed your annual personal exemption. Furthermore, if you acquire other Vicor equity securities, you must take into account the share identification rules in calculating your capital gains liability.

Withholding and Reporting	Vicor is required to withhold income tax and NICs when you exercise or sell your Replacement Options, as described above. On our annual tax and share plan returns, we are also required to report to HMRC the details of the Option Exchange, the grant of Replacement Options, the exercise of Replacement Options, other related income, and any tax withheld. You are responsible for reporting the exercise and/or sale of Replacement Options and for reporting and paying any tax resulting from the sale of shares of our Common Stock issued upon exercise of Replacement Options.

Schedule B

VICOR CORPORATION

AMENDED AND RESTATED

2000 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.	General Purpose of the Plan: Definitions

The name of the plan is the Vicor Corporation Amended and Restated 2000 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Independent Directors and other key persons (including consultants) of Vicor Corporation (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights.

“Board” means the Board of Directors of the Company.

“Change of Control” is defined in Section 16.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Committee of the Board referred to in Section 2.

“Deferred Stock Award” means Awards granted pursuant to Section 8.

“Dividend Equivalent Right” means Awards granted pursuant to Section 11.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 18.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that (i) if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported, or (ii) if the Stock is admitted to trading on a national securities exchange or the NASDAQ National Market System, the Fair Market Value on any date shall not be less than the closing price reported for the Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding the date for such a sale was reported.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

Amended July 2010

“Independent Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Share Award” means Awards granted pursuant to Section 10.

“Principal Stockholder” means Patrizio Vinciarelli, members of his immediate family, any trusts of which he is a trustee or in which he or members of his immediate family have substantial beneficial interest and upon his death, his executors, administrators, personal representatives, heirs, legatees or distributees.

“Restricted Stock Award” means Awards granted pursuant to Section 7.

“Stock” means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means any Award granted pursuant to Section 6.

“Subsidiary” means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50 percent or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

“Unrestricted Stock Award” means any Award granted pursuant to Section 9.

SECTION 2.	Administration of the Plan: Administrator Authority to Select Participants and Determine Awards

(a) Committee. The Plan shall be administered by either the Board or a committee of not less than two Independent Directors (in either case, the “Administrator”).

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more participants;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

Amended July 2010

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan participants.

(c) Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards at Fair Market Value, to individuals who are not subject to the reporting and other provisions of Section 16 of the Act or “covered employees” within the meaning of Section 162(m) of the Code. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Option, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

SECTION 3.	Stock Issuable Under the Plan; Mergers; Substitution

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 4,000,000 shares; provided that not more than 100,000 shares shall be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards, or Performance Share Awards except to the extent such Awards are granted in lieu of cash compensation or fees. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 100,000 shares of Stock may be granted to any one individual participant during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury.

(b) Changes in Stock. If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual participant, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

Amended July 2010

The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the participant, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

(c) Mergers and Other Transactions. In the case of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction, (iv) the sale of all of the Stock of the Company to an unrelated person or entity or (v) any other transaction in which the owners of the Company’s outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the relevant entity after the transaction (in each case, a “Transaction”), as of the effective date of such Transaction, all Options and Stock Appreciation Rights that are not exercisable shall become fully exercisable and all other Awards which are not vested shall become fully vested, except as the Administrator may otherwise specify with respect to particular Awards. Upon the effectiveness of the Transaction, the Plan and all outstanding Options, Stock Appreciation Rights and other Awards granted hereunder shall terminate, unless provision is made in connection with the Transaction for the assumption of Awards heretofore granted, or the substitution of such Awards of new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as provided in Section 3(b) above. In the event of such termination, each Award recipient shall be permitted to exercise for a period of at least 15 days prior to the date of such termination all outstanding Options and Stock Appreciation Rights held by such Award recipient then exercisable (or that become exercisable upon the effectiveness of the Transaction).

(d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitations set forth in Section 3 (a).

SECTION 4.	Eligibility

Participants in the Plan will be such full or part-time officers and other employees, Independent Directors and key persons of the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.	Stock Options

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

No Incentive Stock Option shall be granted under the Plan after March 9, 2012.

Amended July 2010

(a) Stock Options Granted to Employees and Key Persons. The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the participant’s election, subject to such terms and conditions as the Administrator may establish, as well as in addition to other compensation.

(i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant in the case of Incentive Stock Options, or 85 percent of the Fair Market Value on the date of grant, in the case of Non-Qualified Stock Options. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

(iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date; provided, however, that Stock Options granted in lieu of compensation shall be exercisable in full as of the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An Award recipient shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

(A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B) Through the delivery (or attestation to the ownership) of shares of Stock that are not then subject to restrictions under any Company plan and that have been beneficially owned by the Award recipient for at least six months or have been purchased by the participant on the open market, if permitted by the Administrator in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(C) By the Award recipient delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the Award recipient chooses to pay the purchase price as so provided, the Award recipient and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Award recipient (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

Amended July 2010

(v) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an Award recipient during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(b) Reload Options. At the discretion of the Administrator, Options granted under the Plan may include a “reload” feature pursuant to which an Award recipient exercising an option by the delivery of a number of shares of Stock in accordance with Section 5(a)(iv)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with such other terms as the Administrator may provide) to purchase that number of shares of Stock equal to the number delivered to exercise the original Option with an Option term equal to the remainder of the original Option term unless the Administrator otherwise determines in the Award agreement for the original Option grant.

(c) Stock Options Granted to Independent Directors. The Board of Directors, in its discretion, may grant Non-Qualified Stock Options to Independent Directors. The terms and conditions of any such grant may vary among individual Independent Directors. The ability of the Board of Directors to make such discretionary grants shall be in lieu of any automatic grant of options under the Company’s 1993 Stock Option Plan and 1998 Stock Option and Incentive Plan.

(d) Non-transferability of Options. No Stock Option shall be transferable by the Award recipient otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the Award recipient’s lifetime, only by the Award recipient or by the Award recipient’s legal representative or guardian in the event of the Award recipient’s incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the Award recipient may transfer, without consideration for the transfer, his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

(e) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement, or subject to Section 14 below, in writing after the Award agreement is issued, an Award recipient’s rights in all Stock Options shall automatically terminate upon the participant’s termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

SECTION 6.	Stock Appreciation Rights.

(a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock or a combination thereof having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant (or more than the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, with the Administrator having the right to determine the form of payment.

(b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

Amended July 2010

A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

(c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, subject to the following:

(i) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

(ii) Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

(iii) All Stock Appreciation Rights shall be exercisable during the participant’s lifetime only by the participant or the participant’s legal representative.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement, or subject to Section 14 below, in writing after the Award agreement is issued, an Award recipient’s rights in all Stock Appreciation Rights shall automatically terminate upon the participant’s termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

SECTION 7.	Restricted Stock Awards

(a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at par value or such other higher purchase price determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the participant executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and participants.

(b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the participant shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. If a participant’s employment (or other business relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price, from the participant or the participant’s legal representative.

(d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, a participant’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the participant’s termination of employment (or other business relationship) with the Company and its Subsidiaries and such shares shall be subject to the Company’s right of repurchase as provided in Section 7(c) above.

Amended July 2010

(e) Waiver, Deferral and Reinvestment of Dividends. The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 8.	Deferred Stock Awards

(a) Nature of Deferred Stock Awards. A Deferred Stock Award is an Award of phantom stock units to a participant, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the participant executing the Deferred Stock Award agreement.

The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and participants. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the participant in the form of shares of Stock.

(b) Election to Receive Deferred Stock Awards in Lieu of Compensation. The Administrator may, in its sole discretion, permit a participant to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such participant in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

(c) Rights as a Stockholder. During the deferral period, a participant shall have no rights as a stockholder; provided, however, that the participant may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

(d) Restrictions. A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

(e) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, a participant’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the participant’s termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.	Unrestricted Stock Awards

Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any participant pursuant to which such participant may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of cash compensation due to such participant.

SECTION 10.	Performance Share Awards

(a) Nature of Performance Share Awards. A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals, the periods during which performance is to be measured, and all other limitations and conditions.

Amended July 2010

(b) Rights as a Stockholder. A participant receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Administrator).

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, a participant’s rights in all Performance Share Awards shall automatically terminate upon the participant’s termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

(d) Acceleration, Waiver, Etc. At any time prior to the participant’s termination of employment (or other business relationship) by the Company and its Subsidiaries, the Administrator may in its sole discretion accelerate, waive or, subject to Section 14, amend any or all of the goals, restrictions or conditions applicable to a Performance Share Award.

SECTION 11.	Dividend Equivalent Rights

(a) Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any participant as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

(b) Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, a participant’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the participant’s termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.	Tax Withholding

(a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. The Company’s obligation to deliver stock certificates to any participant is subject to and conditioned on tax obligations being satisfied by the participant.

Amended July 2010

(b) Payment in Stock. Subject to approval by the Administrator, a participant may elect to have the minimum statutory required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with a minimum aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum statutory withholding amount due.

SECTION 13.	Transfer, Leave of Absence, Etc.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 14.	Amendments and Termination

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. The Administrator may provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. If and to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Stock Options and Stock Appreciation Rights qualifies as performance-based compensation under Section 162(m) of the Code, if and to the extent intended to so qualify, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 14 shall limit the Board’s authority to take any action permitted pursuant to Section 3(c).

SECTION 15.	Status of Plan

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 16.	Change of Control Provisions

Upon the occurrence of a Change of Control as defined in this Section 16:

(a) Except as otherwise provided in the applicable Award agreement, each outstanding Stock Option and Stock Appreciation Right shall automatically become fully exercisable.

(b) Each outstanding Restricted Stock Award and Performance Share Award shall be subject to such terms, if any, with respect to a Change of Control as have been provided by the Administrator in the Award agreement, or subject to Section 14 above, in writing after the Award agreement is issued.

Amended July 2010

(c) “Change of Control” shall mean the occurrence of any one of the following events:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Directors (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company); or

(ii) persons who, as of the Effective Date, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; or

(iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50 percent or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 25 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company), then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing clause (i).

SECTION 17.	General Provisions

(a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Stock certificates to participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company.

Amended July 2010

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company’s insider-trading-policy-related restrictions, terms and conditions as may be established by the Administrator, or in accordance with policies set by the Administrator, from time to time.

(e) Designation of Beneficiary. Each participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the participant’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased participant, or if the designated beneficiaries have predeceased the participant, the beneficiary shall be the participant’s estate.

SECTION 18.	Effective Date of Plan

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

SECTION 19.	Governing Law

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: March 9, 2002

DATE APPROVED BY STOCKHOLDERS: June 27, 2002

AMENDED BY ADMINSTRATOR: July 16, 2010

Amended July 2010

Schedule C

STOCK OPTION AWARD AGREEMENT

Name of Award Recipient:	«Optionee»	Option Number:	«Option_Number»
Employee ID Number:	«ID»	Plan:	«Plan»

Effective «Option_Date», you have been awarded this grant (the “Grant”) of non-qualified stock options (the “Options”) to buy «Shares_Granted» shares (the “Option Shares”) of common stock, par value $0.01 per share (“Common Stock”), of Vicor Corporation (the “Company”) at an exercise price of «Option_Price» per share (the “Option Exercise Price”). The Options will expire on «Expiration_Date» (the “Expiration Date”).

The aggregate Option Exercise Price (i.e., the product of the Option Exercise Price and the total number of Option Shares) is «Total_Option_Price» (the “Total Option Price”).

Shares of Common Stock have been reserved for issuance under the terms of the Company’s Amended and Restated 2000 Stock Option and Incentive Plan, as amended (the “2000 Plan”). The shares underlying your Grant will become vested and exercisable on the vesting dates shown below subject to the terms and conditions set forth in the 2000 Plan and the terms and conditions set forth below (the “Award Terms and Conditions”).

NUMBER OF OPTION SHARES EXERCISABLE	VESTING DATES
«Vest_Shares_1»	«Vest_Date_1»
«Vest_Shares_2»	«Vest_Date_2»
«Vest_Shares_3»	«Vest_Date_3»
«Vest_Shares_4»	«Vest_Date_4»
«Vest_Shares_5»	«Vest_Date_5»

Pursuant to the 2000 Plan, the Company hereby evidences this Grant to the award recipient named above (the “Award Recipient”) of Options to purchase on or prior to the Expiration Date all or any part of the number of shares of Option Shares at the Option Exercise Price per share specified above, in accordance with the vesting schedule set forth above and subject to the terms and conditions of the 2000 Plan and the Award Terms and Conditions.

VICOR CORPORATION	Date

ACKNOWLEDGED AND AGREED:

Receipt is acknowledged of the foregoing Grant of the Options, and I hereby agree to the terms and conditions of the 2000 Plan and the Award Terms and Conditions.

Award Recipient: «Optionee» Address: «Address_1» «Address_2» «City», «State» «Zip» «Country»	Date

TERMS AND CONDITIONS

FOR THE GRANT OF NON-QUALIFIED STOCK OPTIONS UNDER

THE VICOR CORPORATION AMENDED AND RESTATED 2000 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED

The following are the terms and conditions of the Grant described on the preceding page (these “Award Terms and Conditions”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms on the preceding page.

1.	Non-Qualified Stock Options. The Options awarded under this Grant are intended to be non-qualified stock options and are not intended to be treated, and shall not be treated, as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	Grant Administration. The Company uses the Corporate Services Department of the E*TRADE Securities unit of E-Trade Financial Corporation (“E*TRADE”) for administration and transaction processing of Options. The Award Recipient has a transactional account established by Vicor in his or her name, at no charge to the Award Recipient, with E*TRADE. E*TRADE provides grant and vesting recordkeeping services to the Award Recipient, who is required to use E*TRADE to exercise his or her vested Options. When the Award Recipient account is established, the nationality and domicile of the Award Recipient are recorded, and the applicable restrictions on transaction activity, if any, are implemented. It is the Award Recipient’s responsibility to become familiar with the use of his or her E*TRADE account and to comply with all E*TRADE policies.

3.	Vesting. Subject to the provisions of Section 8 below, and except as otherwise determined by the Administrator (as defined in the 2000 Plan), the Options shall become vested and exercisable with respect to the number of Option Shares set forth above under the heading “Number of Option Shares Exercisable” on the respective “Vesting Dates,” provided that the Award Recipient continues to be an employee, member of the Board of Directors (a “Director”) or third-party service provider of the Company or any of the Company’s Subsidiaries (as defined in the 2000 Plan) during such periods. Subject to the terms and conditions of the 2000 Plan and these Award Terms and Conditions, once vested, Options shall continue to be exercisable at any time or times, in whole or in part, prior to the Expiration Date. Award Recipients will receive notification from E*TRADE of vesting of their Options.

4.	Term. Notwithstanding any other provision hereof or of the 2000 Plan, no Option awarded under this Grant shall be exercisable after the Expiration Date of that Option.

5.	Exercise of Options. The Award Recipient may exercise vested Options only as set forth in Section 5(a)(iv) of the 2000 Plan, which requires the Award Recipient to give written notice (the “Notice”) to the Company of an election to exercise some or all of his or her vested Options. Such Notice should be delivered by email to option.plan.administrator@vicr.com.

(a)	In the event the Award Recipient seeks to exercise vested Options with the intent to hold the Option Shares so purchased, the Notice must specify both the number of Option Shares to be purchased (i.e., the number of Options to be exercised) and the form of delivery (i.e., whether the Award Recipient requires physical delivery of stock certificates representing the purchased Option Shares or accepts the “book-entry” process, whereby the Company’s transfer agent facilitates deposit of the Option Shares into the Award Recipient’s E*TRADE account). Upon receipt of such Notice, the Company will send an email to the Award Recipient acknowledging receipt and providing instructions as to how the Award Recipient should deliver all or the applicable portion of the Total Option Price for the Option Shares to be purchased.

No stock certificates for Option Shares will be issued to the Award Recipient until the Company has completed all steps required hereunder and by law to be taken in connection with the issue and sale of the Option Shares. Until the Award Recipient shall have complied with the requirements hereof and of the 2000 Plan, the Company shall be under no obligation to issue the Option Shares subject to this Grant, and the determination of the Administrator as to such compliance shall be final and binding on the Award Recipient. The Award Recipient shall not be deemed for any purpose to be the owner of any Option Shares subject to this Grant until such Option Shares have been issued in accordance with the foregoing provisions.

(b)	In the event the Award Recipient intends to effect a “cashless exercise”[1] of the Options subject to this Grant, the Notice must so specify and must include the number of Options to be so exercised. Upon receipt of

[1]

In summary, a “cashless exercise” is a transaction in which (i) E*TRADE, within the terms of a prior margin account arrangement with Vicor, lends the Award Recipient the Exercise Price for the Option Shares to be purchased from Vicor, (ii) E*TRADE then sells on the open market, on behalf of the Award Recipient, a number of shares equal to the Option Shares, (iii) E*TRADE forwards the proceeds from this open market sale to Vicor, which delivers the Option Shares to E*TRADE for settlement of the open market sale, and (iv) E*TRADE, at settlement, transfers to the Award Recipient’s account an amount equal to the gain on the exercise and sale, net of fees, taxes, and commissions. It is also possible to effect a “cashless exercise” without ultimately selling all of your Option Shares; please consult E*TRADE for additional information.

such Notice, the Company will send an email to the Award Recipient acknowledging receipt of the Notice and will contact E*TRADE regarding the intentions of the Award Recipient. After the Award Recipient receives the acknowledgement email, he or she must contact E*TRADE to complete the transaction.[2] The Company will not complete cashless exercise transactions on behalf of Award Recipients.

The Company will not contact E*TRADE or otherwise proceed with a cashless exercise transaction until it has satisfied itself the transaction will be in compliance with applicable laws and regulations, including without limitation, all applicable U.S. federal and state securities laws and regulations, and the laws and regulations of any foreign jurisdiction in which the Award Recipient is domiciled, including those associated with securities trading and ownership, tax, and currency restrictions.

6.	Tax Withholding. Consistent with Section 12 of the 2000 Plan, the Award Recipient shall have full responsibility for payment to the Company, or completion of arrangements for necessary payment to the Company, of any amounts required by law to be withheld by the Company with regard to the value of this Grant, the value of any Option Shares issued upon the exercise of the Options associated with this Grant, or the value of the gain realized upon completion of a cashless exercise of Options.

7.	Non-transferability. Except as provided explicitly in Section 7 below, this Grant and the associated Options are personal to the Award Recipient, are non-assignable, and are not transferable by the Award Recipient otherwise than by will or by the laws of descent and distribution, and the Option shall be exercisable, during the Award Recipient’s lifetime, only by the Award Recipient.

8.	Termination of Employment.

a.	If the Award Recipient’s employment, term as a Director or service with the Company or any of its Subsidiaries is terminated at the Award Recipient’s election or as a result of the Award Recipient’s death or disability, the Options associated with this Grant may be exercised by the Award Recipient or his or her legal representative or the executors or administrators of his or her estate, as the case may be, to the extent vested on the date of termination, for a period of 90 calendar days from the date of termination, or until the Expiration Date, whichever is earlier. Any such Options not vested on the date of the Award Recipient’s termination shall terminate immediately and be of no further force or effect.

b.	If the Award Recipient’s employment, term as a Director or service with the Company or any of its Subsidiaries is terminated at the Company’s or its Subsidiary’s election, the Options associated with this Grant may be exercised by the Award Recipient, to the extent vested on the date of termination, for a period of 30 calendar days from the date of termination, or until the Expiration Date, whichever is earlier. Any such Options not vested on the date of the Award Recipient’s termination shall terminate immediately and be of no further force or effect.

c.	Notwithstanding anything herein to the contrary, if the Award Recipient is an employee of the Company or any of its Subsidiaries and the Award Recipient (i) voluntarily terminates his or her employment with Vicor or a Subsidiary, (ii) has been a full-time employee of Vicor or a Subsidiary for at least five years prior to the date of such termination, (iii) does not obtain any full-time employment or consulting engagement following such termination, and (iv) does not obtain any part-time employment or consulting engagement following such termination that, in the sole discretion of the Administrator, is competitive with the business of Vicor or its Subsidiaries, the Award Recipient will be deemed by the Administrator to have “retired” and any Options held by such Award Recipient shall remain outstanding and will continue to be subject to the terms and conditions of the 2000 Plan and these Award Terms and Conditions as though such Award Recipient’s employment had not ceased.

9.	Adjustment Upon Changes in Capitalization. The number of Option Shares are subject to adjustment as provided in Section 3 of the 2000 Plan as a result of changes in capitalization of the Company.

10.	Change of Control. In the event of a Change of Control (as defined in Section 16 of the 2000 Plan), each Option shall automatically become fully vested and exercisable.

11.	Incorporation of the 2000 Plan. Notwithstanding anything herein to the contrary, this Grant shall be subject to and governed by all the terms and conditions of the 2000 Plan. In the event of any inconsistency between this Grant and the 2000 Plan, the provisions of the 2000 Plan shall prevail.

[2]	An Award Recipient seeking to complete a cashless exercise may do so, after receiving the Company’s acknowledgement email, through his or her E*TRADE account online or by delivering trade instructions to the Corporate Services Department of E*TRADE by telephone.

12.	Notices. Notices hereunder from the Award Recipient shall be emailed to option.plan.administrator@vicr.com, or delivered by U.S. Mail to the Company at its principal place of business. Communications from the Company to the Award Recipient shall be by email to the Award Recipient’s corporate email address or delivered by U.S. Mail to the Award Recipient at the Award Recipient’s address set forth on the first page of this Stock Option Award Agreement, or in either case at such other address as one party may subsequently furnish to the other party in writing.

Schedule D

STOCK OPTION AWARD AGREEMENT

Name of Award Recipient:	«Optionee»	Option Number:	«Option_Number»
Employee ID Number:	«ID»	Plan:	«Plan»

Effective «Option_Date», you have been awarded this grant (the “Grant”) of non-qualified stock options (the “Options”) to buy «Shares_Granted» shares (the “Option Shares”) of common stock, par value $0.01 per share (“Common Stock”), of Vicor Corporation (the “Company”) at an exercise price per share as set forth below (in each case, the “Option Exercise Price”). The Options will expire on «Expiration_Date» (the “Expiration Date”).

The aggregate Option Exercise Price (i.e., the sum of the products of the total number of Option Shares and the corresponding Option Exercise Price in each line as set forth below) is «Total_Option_Price» (the “Total Option Price”).

Shares of Common Stock have been reserved for issuance under the terms of the Company’s Amended and Restated 2000 Stock Option and Incentive Plan, as amended (the “2000 Plan”). The shares underlying your Grant will become vested and exercisable on the vesting dates shown below subject to the terms and conditions set forth in the 2000 Plan and the terms and conditions set forth below (the “Award Terms and Conditions”).

NUMBER OF OPTION SHARES EXERCISABLE	VESTING DATES	OPTION EXERCISE PRICE
«Vest_Shares_1»	«Vest_Date_1»	«Exercise_Price_1»
«Vest_Shares_2»	«Vest_Date_2»	«Exercise_Price_2»
«Vest_Shares_3»	«Vest_Date_3»	«Exercise_Price_3»
«Vest_Shares_4»	«Vest_Date_4»	«Exercise_Price_4»
«Vest_Shares_5»	«Vest_Date_5»	«Exercise_Price_5»

Pursuant to the 2000 Plan, the Company hereby evidences this Grant to the award recipient named above (the “Award Recipient”) of Options to purchase on or prior to the Expiration Date all or any part of the number of shares of Option Shares at the Option Exercise Price per share specified above, in accordance with the vesting schedule set forth above and subject to the terms and conditions of the 2000 Plan and the Award Terms and Conditions.

VICOR CORPORATION	Date

ACKNOWLEDGED AND AGREED:

Receipt is acknowledged of the foregoing Grant of the Options, and I hereby agree to the terms and conditions of the 2000 Plan and the Award Terms and Conditions.

Award Recipient: «Optionee» Address: «Address_1» «Address_2» «City», «State» «Zip» «Country»	Date

TERMS AND CONDITIONS

FOR THE GRANT OF NON-QUALIFIED STOCK OPTIONS UNDER

THE VICOR CORPORATION AMENDED AND RESTATED 2000 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED

The following are the terms and conditions of the Grant described on the preceding page (these “Award Terms and Conditions”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms on the preceding page.

1.	Non-Qualified Stock Options. The Options awarded under this Grant are intended to be non-qualified stock options and are not intended to be treated, and shall not be treated, as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	Grant Administration. The Company uses the Corporate Services Department of the E*TRADE Securities unit of E-Trade Financial Corporation (“E*TRADE”) for administration and transaction processing of Options. The Award Recipient has a transactional account established by Vicor in his or her name, at no charge to the Award Recipient, with E*TRADE. E*TRADE provides grant and vesting recordkeeping services to the Award Recipient, who is required to use E*TRADE to exercise his or her vested Options. When the Award Recipient account is established, the nationality and domicile of the Award Recipient are recorded, and the applicable restrictions on transaction activity, if any, are implemented. It is the Award Recipient’s responsibility to become familiar with the use of his or her E*TRADE account and to comply with all E*TRADE policies.

3.	Vesting. Subject to the provisions of Section 8 below, and except as otherwise determined by the Administrator (as defined in the 2000 Plan), the Options shall become vested and exercisable with respect to the number of Option Shares set forth above under the heading “Number of Option Shares Exercisable” on the respective “Vesting Dates,” provided that the Award Recipient continues to be an employee, member of the Board of Directors (a “Director”) or third-party service provider of the Company or any of the Company’s Subsidiaries (as defined in the 2000 Plan) during such periods. Subject to the terms and conditions of the 2000 Plan and these Award Terms and Conditions, once vested, Options shall continue to be exercisable at any time or times, in whole or in part, prior to the Expiration Date. Award Recipients will receive notification from E*TRADE of vesting of their Options.

4.	Term. Notwithstanding any other provision hereof or of the 2000 Plan, no Option awarded under this Grant shall be exercisable after the Expiration Date of that Option.

5.	Exercise of Options. The Award Recipient may exercise vested Options only as set forth in Section 5(a)(iv) of the 2000 Plan, which requires the Award Recipient to give written notice (the “Notice”) to the Company of an election to exercise some or all of his or her vested Options. Such Notice should be delivered by email to option.plan.administrator@vicr.com.

(a)	In the event the Award Recipient seeks to exercise vested Options with the intent to hold the Option Shares so purchased, the Notice must specify both the number of Option Shares to be purchased (i.e., the number of Options to be exercised) and the form of delivery (i.e., whether the Award Recipient requires physical delivery of stock certificates representing the purchased Option Shares or accepts the “book-entry” process, whereby the Company’s transfer agent facilitates deposit of the Option Shares into the Award Recipient’s E*TRADE account). Upon receipt of such Notice, the Company will send an email to the Award Recipient acknowledging receipt and providing instructions as to how the Award Recipient should deliver all or the applicable portion of the Total Option Price for the Option Shares to be purchased.

No stock certificates for Option Shares will be issued to the Award Recipient until the Company has completed all steps required hereunder and by law to be taken in connection with the issue and sale of the Option Shares. Until the Award Recipient shall have complied with the requirements hereof and of the 2000 Plan, the Company shall be under no obligation to issue the Option Shares subject to this Grant, and the determination of the Administrator as to such compliance shall be final and binding on the Award Recipient. The Award Recipient shall not be deemed for any purpose to be the owner of any Option Shares subject to this Grant until such Option Shares have been issued in accordance with the foregoing provisions.

(b)	In the event the Award Recipient intends to effect a “cashless exercise”[1] of the Options subject to this Grant, the Notice must so specify and must include the number of Options to be so exercised. Upon receipt of

[1]

In summary, a “cashless exercise” is a transaction in which (i) E*TRADE, within the terms of a prior margin account arrangement with Vicor, lends the Award Recipient the Exercise Price for the Option Shares to be purchased from Vicor, (ii) E*TRADE then sells on the open market, on behalf of the Award Recipient, a number of shares equal to the Option Shares, (iii) E*TRADE forwards the proceeds from this open market sale to Vicor, which delivers the Option Shares to E*TRADE for settlement of the open market sale, and (iv) E*TRADE, at settlement, transfers to the Award Recipient’s account an amount equal to the gain on the exercise and sale, net of fees, taxes, and commissions. It is also possible to effect a “cashless exercise” without ultimately selling all of your Option Shares; please consult E*TRADE for additional information.

such Notice, the Company will send an email to the Award Recipient acknowledging receipt of the Notice and will contact E*TRADE regarding the intentions of the Award Recipient. After the Award Recipient receives the acknowledgement email, he or she must contact E*TRADE to complete the transaction.[2] The Company will not complete cashless exercise transactions on behalf of Award Recipients.

The Company will not contact E*TRADE or otherwise proceed with a cashless exercise transaction until it has satisfied itself the transaction will be in compliance with applicable laws and regulations, including without limitation, all applicable U.S. federal and state securities laws and regulations, and the laws and regulations of any foreign jurisdiction in which the Award Recipient is domiciled, including those associated with securities trading and ownership, tax, and currency restrictions.

(c)	Notwithstanding anything herein to the contrary, this Grant will be deemed to be exercised as to Option Shares in the order in which this Grant becomes exercisable for such Option Shares (i.e. this Grant will be deemed exercised as to Option Shares in ascending order of Exercise Prices).

6.	Tax Withholding. Consistent with Section 12 of the 2000 Plan, the Award Recipient shall have full responsibility for payment to the Company, or completion of arrangements for necessary payment to the Company, of any amounts required by law to be withheld by the Company with regard to the value of this Grant, the value of any Option Shares issued upon the exercise of the Options associated with this Grant, or the value of the gain realized upon completion of a cashless exercise of Options.

7.	Non-transferability. Except as provided explicitly in Section 7 below, this Grant and the associated Options are personal to the Award Recipient, are non-assignable, and are not transferable by the Award Recipient otherwise than by will or by the laws of descent and distribution, and the Option shall be exercisable, during the Award Recipient’s lifetime, only by the Award Recipient.

8.	Termination of Employment.

a.	If the Award Recipient’s employment, term as a Director or service with the Company or any of its Subsidiaries is terminated at the Award Recipient’s election or as a result of the Award Recipient’s death or disability, the Options associated with this Grant may be exercised by the Award Recipient or his or her legal representative or the executors or administrators of his or her estate, as the case may be, to the extent vested on the date of termination, for a period of 90 calendar days from the date of termination, or until the Expiration Date, whichever is earlier. Any such Options not vested on the date of the Award Recipient’s termination shall terminate immediately and be of no further force or effect.

b.	If the Award Recipient’s employment, term as a Director or service with the Company or any of its Subsidiaries is terminated at the Company’s or its Subsidiary’s election, the Options associated with this Grant may be exercised by the Award Recipient, to the extent vested on the date of termination, for a period of 30 calendar days from the date of termination, or until the Expiration Date, whichever is earlier. Any such Options not vested on the date of the Award Recipient’s termination shall terminate immediately and be of no further force or effect.

c.	Notwithstanding anything herein to the contrary, if the Award Recipient is an employee of the Company or any of its Subsidiaries and the Award Recipient (i) voluntarily terminates his or her employment with Vicor or a Subsidiary, (ii) has been a full-time employee of Vicor or a Subsidiary for at least five years prior to the date of such termination, (iii) does not obtain any full-time employment or consulting engagement following such termination, and (iv) does not obtain any part-time employment or consulting engagement following such termination that, in the sole discretion of the Administrator, is competitive with the business of Vicor or its Subsidiaries, the Award Recipient will be deemed by the Administrator to have “retired” and any Options held by such Award Recipient shall remain outstanding and will continue to be subject to the terms and conditions of the 2000 Plan and these Award Terms and Conditions as though such Award Recipient’s employment had not ceased.

9.	Adjustment Upon Changes in Capitalization. The number of Option Shares are subject to adjustment as provided in Section 3 of the 2000 Plan as a result of changes in capitalization of the Company.

10.	Change of Control. In the event of a Change of Control (as defined in Section 16 of the 2000 Plan), each Option shall automatically become fully vested and exercisable.

[2]	An Award Recipient seeking to complete a cashless exercise may do so, after receiving the Company’s acknowledgement email, through his or her E*TRADE account online or by delivering trade instructions to the Corporate Services Department of E*TRADE by telephone.

11.	Incorporation of the 2000 Plan. Notwithstanding anything herein to the contrary, this Grant shall be subject to and governed by all the terms and conditions of the 2000 Plan. In the event of any inconsistency between this Grant and the 2000 Plan, the provisions of the 2000 Plan shall prevail.

12.	Notices. Notices hereunder from the Award Recipient shall be emailed to option.plan.administrator@vicr.com, or delivered by U.S. Mail to the Company at its principal place of business. Communications from the Company to the Award Recipient shall be by email to the Award Recipient’s corporate email address or delivered by U.S. Mail to the Award Recipient at the Award Recipient’s address set forth on the first page of this Stock Option Award Agreement, or in either case at such other address as one party may subsequently furnish to the other party in writing.